UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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ERIE INDEMNITY COMPANY
(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 15, 2014

To the Holders of Class A Common Stock and

Class B Common Stock of ERIE INDEMNITY COMPANY:

We will hold our 89th annual meeting of shareholders at 9:30 a.m., local time, on Tuesday, April 15, 2014, at the Auditorium of the F.W. Hirt — Perry Square Building, 100 Erie Insurance Place (Sixth and French Streets), Erie, Pennsylvania 16530 for the following purposes:

1. To elect 12 persons to serve as directors until our 2015 annual meeting of shareholders and until their successors are elected and qualified;

2. To consider and act upon a proposal to approve the continuation of our Annual Incentive Plan, as amended and restated, for the purpose of maintaining its qualification under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”);

3. To consider and act upon a proposal to approve the continuation of our Long-Term Incentive Plan, as amended and restated, for the purpose of maintaining its qualification under Section 162(m) of the Code;

4. To approve, on an advisory basis, the compensation of our named executive officers; and

5. To transact any other business that may properly come before our annual meeting and any adjournment, postponement or continuation thereof.

This notice and information statement, together with a copy of our annual report to shareholders for the year ended December 31, 2013, are being sent to all holders of Class A common stock and Class B common stock as of the close of business on Friday, February 14, 2014, the record date established by our board of directors. Holders of Class B common stock will also receive a form of proxy. Holders of Class A common stock will not receive proxies because they do not have the right to vote on any of the matters to be acted upon at our annual meeting.

Holders of Class B common stock are requested to complete, sign and return the enclosed form of proxy in the envelope provided, whether or not they expect to attend our annual meeting in person.

By order of our board of directors,

Sean J. McLaughlin
Executive Vice President,
Secretary and General Counsel

March 14, 2014

Erie, Pennsylvania

NOTICE OF INTERNET AVAILABILITY OF ANNUAL MEETING MATERIALS

Important Notice Regarding the Availability of our Information Statement for the Annual Meeting of Shareholders to be held on April 15, 2014.

Our information statement and annual report are available at: http://www.erieindemnityinfostatement.com.

We Are Not Asking Holders of Our Class A Common Stock for a Proxy and

You Are Requested Not to Send Us a Proxy

ERIE INDEMNITY COMPANY

INFORMATION STATEMENT

Unless the context indicates otherwise, all references in this information statement to “we,” “us,” “our” or the “Company” mean Erie Indemnity Company. Erie Insurance Exchange, or the “Exchange,” has four property and casualty insurance subsidiaries: Erie Insurance Company, or “Erie Insurance Co.,” Erie Insurance Company of New York, or “Erie NY,” Erie Insurance Property & Casualty Company, or “EI P&C” and Flagship City Insurance Company, or “Flagship.” We sometimes refer to the Exchange and its property and casualty insurance subsidiaries as the “Property and Casualty Group.” The Exchange also owns 100% of the common stock of Erie Family Life Insurance Company, or “EFL,” a life insurance company.

Page
Introduction	1
Beneficial Ownership of Common Stock	2
Proposal 1 — Election of Directors	5
Our Board of Directors	11
Director — Shareholder Communications	13
Compensation Discussion and Analysis	14
Executive Compensation	22
Report of our Executive Compensation and Development Committee	32
Director Compensation	32
Related Person Transactions	35
Proposal 2 — Approval of the Continuation of our Annual Incentive Plan, as Amended and Restated, for the Purpose of Maintaining its Qualification Under Section 162(m) of the Internal Revenue Code of 1986, as Amended (the “Code”)	36
Proposal 3 — Approval of the Continuation of our Long-Term Incentive Plan, as Amended and Restated, for the Purpose of Maintaining its Qualification Under Section 162(m) of the Code	39
Proposal 4 — Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers	43
Independent Registered Public Accountants	43
Report of our Audit Committee	44
Audit Fees	45
Annual Report	45
Other Matters	46
Appendix A — Erie Indemnity Company Amended and Restated Annual Incentive Plan	A-1
Appendix B — Erie Indemnity Company Amended and Restated Long-Term Incentive Plan	B-1

ERIE INDEMNITY COMPANY

100 Erie Insurance Place

Erie, Pennsylvania 16530

INFORMATION STATEMENT

INTRODUCTION

This information statement, which is first being mailed to the holders of our Class A common stock and our Class B common stock on or about March 14, 2014, is furnished to such holders to provide information regarding us and our 2014 annual meeting of shareholders. This information statement is also being furnished in connection with the solicitation of proxies by our board of directors from holders of Class B common stock to be voted at our 2014 annual meeting of shareholders and at any adjournment, postponement or continuation thereof. Our annual meeting will be held at 9:30 a.m., local time, on Tuesday, April 15, 2014 at the Auditorium of the F.W. Hirt — Perry Square Building, 100 Erie Insurance Place (Sixth and French Streets), Erie, Pennsylvania 16530. Holders of Class B common stock will also receive a form of proxy.

We are not asking holders of our Class A common stock for a proxy and you are requested not to send us a proxy.

Only holders of Class B common stock of record at the close of business on February 14, 2014, are entitled to vote at our annual meeting. Each share of Class B common stock is entitled to one vote on each matter to be considered at our annual meeting. Except as otherwise provided in Sections 1756(b)(1) and (2) of the Pennsylvania Business Corporation Law of 1988, or “BCL,” in the case of adjourned meetings, a majority of the outstanding shares of Class B common stock will constitute a quorum at our annual meeting for the election of directors.

As of the close of business on February 14, 2014, we had 46,402,287 shares of Class A common stock outstanding, which are not entitled to vote on any matters to be acted upon at our 2014 annual meeting, and 2,542 shares of Class B common stock outstanding, which have the exclusive right to vote on all matters to be acted upon at our 2014 annual meeting.

There are three H.O. Hirt Trusts. Susan Hirt Hagen, or “Mrs. Hagen,” and Elizabeth Hirt Vorsheck, or “Mrs. Vorsheck,” both of whom are directors of the Company, are beneficiaries of the Trusts. Thomas B. Hagen and Jonathan Hirt Hagen, both directors of the Company, are contingent beneficiaries of the Trusts. The H.O. Hirt Trusts collectively own 2,340 shares of Class B common stock, which, because such shares represent 92.05% of the outstanding shares of Class B common stock entitled to vote at our 2014 annual meeting, is sufficient to determine the outcome of any matter submitted to a vote of the holders of our Class B common stock, assuming all of the shares held by the H.O. Hirt Trusts are voted in the same manner. As of the date of this information statement, the individual trustees of the H.O. Hirt Trusts are Mrs. Hagen and Mrs. Vorsheck, and the corporate trustee is Sentinel Trust Company, L.B.A., or “Sentinel.” Mrs. Hagen and Mrs. Vorsheck are both candidates for re-election to the board at our 2014 annual meeting.

Under the provisions of the H.O. Hirt Trusts, the shares of Class B common stock held by the H.O. Hirt Trusts are to be voted as directed by a majority of trustees then in office. If at least a majority of the trustees then in office of each of the H.O. Hirt Trusts vote for the election of the 12 candidates for director named below, such candidates will be elected as directors even if all shares of Class B common stock other than those held by the H.O. Hirt Trusts do not vote for such candidates. In addition, if at least a majority of the trustees then in office of each of the H.O. Hirt Trusts vote for the proposals to approve the continuation of our Annual Incentive Plan and Long-Term Incentive Plan, and the proposal to approve, on an advisory basis, the compensation of our named executive officers, such proposals will be approved even if all shares of Class B common stock other than those held by the H.O. Hirt Trusts do not vote for such proposals. We have not been advised as of the date of this information statement how the trustees of the H.O. Hirt Trusts intend to vote at our annual meeting.

Since 1925, we have served as the attorney-in-fact for the policyholders at the Exchange. The Exchange is a reciprocal insurance exchange organized under Article X of Pennsylvania’s Insurance Company Law of 1921 under which individuals, partnerships and corporations are authorized to exchange reciprocal or inter-insurance contracts with each other, or with individuals, partnerships, and corporations of other states and countries, providing indemnity among themselves from any loss which may be insured against under any provision of the insurance laws except life insurance. Each applicant for insurance from the Exchange signs a subscriber’s agreement, which appoints us as the attorney-in-fact for the subscriber (policyholder) to transact the business of the Exchange on their behalf. As attorney-in-fact, we are required to perform certain services relating to the sales, underwriting and issuance of policies on behalf of the Exchange. We also provide management services to the Exchange and its insurance subsidiaries.

The Property and Casualty Group writes personal and commercial lines of property and casualty insurance coverages exclusively through over 2,160 independent agencies comprised of more than 10,700 licensed agents. The underwriting results of the Property and Casualty Group are pooled. As a result of the Exchange’s 94.5% participation in the reinsurance pooling arrangement and its ownership of the other property and casualty insurance entities, the underwriting risk of the Property and Casualty Group’s business is borne by the Exchange.

We charge the Exchange a management fee calculated as a percentage, limited to 25%, of all premiums written or assumed by the Exchange. Management fees accounted for 93.2%, 94.5% and 94.9%, respectively, of our revenues for the three years ended December 31, 2011, 2012 and 2013. The management fee rate was 25% during 2011, 2012 and 2013, and beginning January 1, 2014, the rate has been set at 25%.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth, as of February 14, 2014, the amount of our outstanding Class B common stock owned by shareholders known by us to own beneficially more than 5% of our Class B common stock.

Name of Individual or Identity of Group	Shares of Class B Common Stock Beneficially Owned	Percent of Outstanding Class B Common Stock
H.O. Hirt Trusts(1), Erie, Pennsylvania	2,340	92.05%
Hagen Family Limited Partnership(2), Erie, Pennsylvania	153	6.02%

(1)	There are three H.O. Hirt Trusts. Mrs. Hagen and Mrs. Vorsheck are two of the beneficiaries of the Trusts, and Thomas B. Hagen, the husband of Mrs. Hagen, and Jonathan Hirt Hagen, the son of Mrs. Hagen, are two of the contingent beneficiaries. As of the date of this information statement, the trustees of the H.O. Hirt Trusts are Mrs. Hagen, Mrs. Vorsheck and Sentinel. The trustees collectively control voting and disposition of the shares of Class B common stock. A majority of the trustees then in office acting together is required to take any action with respect to the voting or disposition of shares of Class B common stock.

(2)	Thomas B. Hagen, the chairman of our board of directors, is the general partner of the Hagen Family Limited Partnership. As general partner, Mr. Hagen has sole voting power and investment power over the shares of Class B common stock held by the Hagen Family Limited Partnership. Mr. Hagen is the husband of Mrs. Hagen and the father of Jonathan Hirt Hagen. Mrs. Hagen and Jonathan Hirt Hagen are also directors of the Company.

The following table sets forth, as of February 14, 2014, the amount of the outstanding shares of Class A common stock and Class B common stock beneficially owned by (i) each director and candidate for director nominated by our Nominating and Governance Committee, or “nominating committee,” (ii) each executive officer named in the Summary Compensation Table and (iii) all of our executive officers and directors as a group.

Name of Individual or Identity of Group	Shares of Class A Common Stock Beneficially Owned(1)(2)	Percent of Outstanding Class A Common Stock(3)	Shares of Class B Common Stock Beneficially Owned(1)(2)	Percent of Outstanding Class B Common Stock(3)
Directors and Nominees for Director:
J. Ralph Borneman, Jr.	50,000	—	—	—
Terrence W. Cavanaugh	44,782	—	—	—
Jonathan Hirt Hagen	223,130	—	1	—
Susan Hirt Hagen(4)	6,658,800	14.35%	12	—
Thomas B. Hagen(5)	10,091,159	21.75%	157	6.18%
C. Scott Hartz	2,097	—	—	—
Claude C. Lilly, III	617	—	—	—
Thomas W. Palmer	770	—	—	—
Martin P. Sheffield	800	—	—	—
Richard L. Stover	1,072	—	—	—
Elizabeth Hirt Vorsheck(6)	4,783,282	10.31%	—	—
Robert C. Wilburn	3,000	—	—	—

Executive Officers(7):

Richard F. Burt, Jr.	250	—	—	—
Marcia A. Dall	2,625	—	—	—
George D. Dufala	8,863	—	—	—
John F. Kearns	7,953	—	—	—
All Directors and Executive Officers as a Group (18 persons)(8)	21,882,000	47.16%	170	6.69%

(1)	Information furnished by the named persons.

(2)	Under the rules of the Securities and Exchange Commission, or “SEC,” a person is deemed to be the beneficial owner of securities if the person has, or shares, “voting power,” which includes the power to vote, or to direct the voting of, such securities, or “investment power,” which includes the power to dispose, or to direct the disposition, of such securities. Under these rules, more than one person may be deemed to be the beneficial owner of the same securities. Securities beneficially owned also include securities owned jointly, in whole or in part, or individually by the person’s spouse, minor children or other relatives who share the same home. The information set forth in the above table includes all shares of Class A common stock and Class B common stock over which the named individuals, individually or together, share voting power or investment power. The table does not reflect shares of Class A common stock and Class B common stock as to which beneficial ownership is disclaimed.

(3)	Less than 1% unless otherwise indicated.

(4)

Mrs. Hagen owns 300 shares of Class A common stock directly and 6,658,500 shares of Class A common stock indirectly through a revocable trust of which Mrs. Hagen was the grantor and is the sole trustee and beneficiary. Mrs. Hagen owns 12 shares of Class B common stock directly. Mrs. Hagen disclaims beneficial ownership of the 5,100 shares of Class A common stock and four shares of Class B common stock owned by Thomas B. Hagen, her husband, and the 10,086,059 shares of Class A common stock and 153 shares of Class B common stock owned by the Hagen Family Limited Partnership, for which Thomas B. Hagen, as general partner, has sole voting power and investment power. Mrs. Hagen also disclaims beneficial ownership of any shares of Class B common stock held by the H.O. Hirt Trusts of which she is a beneficiary, contingent beneficiary and one of three trustees.

(5)	Mr. Hagen owns 5,100 shares of Class A common stock directly and 10,086,059 shares of Class A common stock indirectly through the Hagen Family Limited Partnership. Mr. Hagen owns four shares of Class B common stock directly and 153 shares of Class B common stock indirectly through the Hagen Family Limited Partnership. Mr. Hagen disclaims beneficial ownership of the 300 shares of Class A common stock and 12 shares of Class B common stock owned by Mrs. Hagen, his wife, and the 6,658,500 shares of Class A common stock owned indirectly by Mrs. Hagen. Mr. Hagen also disclaims beneficial ownership of any shares of Class B common stock held by the H.O. Hirt Trusts of which his wife is a beneficiary, contingent beneficiary and one of three trustees.

(6)	Mrs. Vorsheck owns 69,516 shares of Class A common stock directly and 4,713,766 shares of Class A common stock indirectly through several trusts.

(7)	Excludes Mr. Cavanaugh, who is listed under “Directors and Nominees for Director.”

(8)	Includes Executive Vice Presidents Robert C. Ingram, III and Sean J. McLaughlin.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” requires that the officers and directors of a corporation, such as us, that has a class of equity securities registered under Section 12 of the Exchange Act, as well as persons who own more than 10% of a class of equity securities of such a corporation, file reports of their ownership of such securities, as well as statements of changes in such ownership, with the corporation and the SEC. Based upon written representations we received from our officers and directors and shareholders owning more than 10% of any class of our stock, and our review of the statements of changes of ownership filed with us by our officers and directors and shareholders owning more than 10% of any class of our stock during 2013, we believe that all such filings required during 2013 were made on a timely basis.

PROPOSAL 1 — ELECTION OF DIRECTORS

Introduction

The election of directors by the holders of our Class B common stock is governed by provisions of the Pennsylvania Insurance Holding Companies Act, or the “Holding Companies Act,” in addition to provisions of the BCL and our bylaws. The following discussion summarizes these statutory and bylaw provisions and describes the process undertaken in connection with the nomination of candidates for election as directors by the holders of Class B common stock at our annual meeting.

Background of our Nominating Committee

Section 1405(c)(4.1) of the Holding Companies Act provides that the board of directors of a domestic insurer must establish one or more committees comprised solely of directors who are not officers or employees of the insurer or of any entity controlling, controlled by or under common control with the insurer. Such committee or committees must have responsibility for, among other things, recommending candidates to be nominated by the board of directors, in addition to any other nominations by voting shareholders, for election as directors by the voting shareholders. Section 1405(c)(5) of the Holding Companies Act provides that the above provisions shall not apply to a domestic insurer if the person controlling such insurer is an insurer, an attorney-in-fact for a reciprocal exchange, a mutual insurance holding company or a publicly held corporation having a board of directors and committees thereof which already meet the requirements of Section 1405(c)(4.1). For purposes of the Holding Companies Act, we are deemed to control the Exchange and its subsidiaries, and our board of directors and its committees are in compliance with Section 1405(c)(4.1).

Section 3.09 of our bylaws is consistent with this statutory provision and provides that (i) our board of directors must appoint annually a nominating committee that consists of not less than three directors, each of whom is not an officer or employee of us or of any entity controlling, controlled by or under common control with us, and (ii) our nominating committee must, prior to each annual meeting of shareholders, determine and nominate candidates for the office of director to be elected by the holders of Class B common stock to serve terms as established by our bylaws and until their successors are elected and qualified.

In accordance with this bylaw provision, on April 17, 2013 our board of directors designated a nominating committee consisting of Jonathan Hirt Hagen, chair, Mrs. Hagen, Thomas W. Palmer and Mrs. Vorsheck. As chairman of our board, Thomas B. Hagen also serves ex officio as a voting member of the nominating committee. Consistent with the Holding Companies Act, none of these persons is an officer or employee of us or of any entity controlling, controlled by or under common control with us. Each member of our nominating committee is an independent director as defined in the rules applicable to companies listed on the NASDAQ Global Select Market®, or “NASDAQ.”

Nominating Procedures

Under Section 2.07(a) of our bylaws, nominations of persons for election to our board of directors may be made at any meeting at which directors are to be elected (i) by or at the direction of our board of directors upon the recommendation of our nominating committee or (ii) by any holder of our Class B common stock.

With respect to nominations by or at the direction of our nominating committee, except as is required by rules promulgated by NASDAQ, the SEC or the Holding Companies Act, there are no specific, minimum qualifications that must be met by a candidate for our board of directors, and our nominating committee may take into account such factors as it deems appropriate. Our nominating committee generally bases its nominations on our general needs as well as the specific attributes of candidates that would add to the overall effectiveness of our board of directors. Specifically, among the significant factors that our nominating committee may take into consideration are judgment, skill, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other directors, and the extent to which the candidate would be a desirable addition to our board of directors and any committee of our board of directors.

Although we do not have a formal policy or guidelines regarding diversity of membership of our board of directors, our corporate governance guidelines recognize the value of having a board that encompasses a broad range of skills, expertise, contacts, industry knowledge and diversity of opinion. Our board has not attempted to define “diversity” or otherwise require that the composition of our board include individuals from any particular background or who possess specific attributes.

In identifying and evaluating the individuals that it selects, or recommends that our board of directors select, as director nominees, our nominating committee utilizes the following process:

•	Our nominating committee reviews the qualifications of any candidates who have been recommended by a holder of Class A common stock or Class B common stock in accordance with our bylaws.

•

Our nominating committee also considers recommendations made by individual members of our board of directors or, if our nominating committee so determines, a search firm. Our nominating committee may consider candidates who have been identified by management, but is not required to do so.

•

Our nominating committee evaluates the background, experiences, qualifications and suitability of each candidate, including the current members of our board of directors, in light of the current size and composition of our board of directors and the above discussed significant factors.

•	After such review and consideration, our nominating committee recommends a slate of director nominees to the board of directors.

Actions Taken for Nominations

Our nominating committee met on February 15, 2014 for the purposes of evaluating the performance and qualifications of the current or proposed members of our board of directors and nominating candidates for election as directors by the holders of Class B common stock at our annual meeting.

Our bylaws provide that our board of directors shall consist of not less than 7, nor more than 16, directors, with the exact number to be fixed from time to time by resolution of our board of directors. Our nominating committee recommended at its February 15, 2014 meeting that the size of our board of directors remain at 13 persons and that all 13 incumbent directors as of such date be nominated to stand for re-election as directors by the holders of Class B common stock at our annual meeting.

On February 20, 2014, our board of directors accepted the report and recommendation of our nominating committee, set the number of directors to be elected at our annual meeting at 13 and approved the nomination of all 13 incumbent directors for election as directors by the holders of Class B common stock at our annual meeting. On February 20, 2014, director and nominee for re-election as a director, Lucian L. Morrison, passed away. On March 4, 2014, our board determined that it would decrease the size of the board from 13 to 12, effective at our 2014 annual meeting, and approved the nomination of J. Ralph Borneman, Jr., Terrence W. Cavanaugh, Jonathan Hirt Hagen, Susan Hirt Hagen, Thomas B. Hagen, C. Scott Hartz, Claude C. Lilly, III, Thomas W. Palmer, Martin P. Sheffield, Richard L. Stover, Elizabeth Hirt Vorsheck and Robert C. Wilburn for election as directors by the holders of Class B common stock at our annual meeting. If elected, such persons would serve until our 2015 annual meeting of shareholders and until their successors are elected and qualified.

Candidates for Election

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the nominees named below. All of the nominees are currently directors of the Company. If a nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee selected by our nominating committee. Our board of directors has no reason to believe the nominees named will be unable to serve if elected.

The biography of each director nominee below contains information regarding that person’s principal occupation, positions held with the Company, service as a director, committee assignments, business experience, other public company director positions currently held or held at any time during the past five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused our nominating committee to conclude that the person should serve as a member of our board of directors:

Name: Age (as of April 1, 2014); (Committee Assignments)	Principal Occupation for Past Five Years and Positions with the Company; Directorships with other Public Companies During Past Five Years	Director of the Company Since
J. Ralph Borneman, Jr. CIC, CPIA Age: 75 Committees: (5)(7C)(8)	President, Chief Executive Officer and Chairman of the Board, Body-Borneman Insurance & Financial Services LLC, insurance agency, Boyertown, PA, 2005 to present; President, Chief Executive Officer and Chairman of the Board, Body-Borneman Associates, Inc., insurance agency; President, Body-Borneman, Ltd. and Body-Borneman, Inc., 1967-2005, insurance agencies he co-founded; Director, National Penn Bancshares until 2011.	1992

	Mr. Borneman has extensive knowledge of, and over 40 years of experience with, the business of insurance, agency matters, sales and marketing, and insurance distribution strategies. Mr. Borneman also has prior experience as a director of other public companies.

Terrence W. Cavanaugh Age: 60 Committees: (5)(6)(7)	President and Chief Executive Officer of the Company, July 2008 to present; Senior Vice President, Chubb & Son/Federal Insurance and Chief Operating Officer, Chubb Surety, for more than five years prior thereto.	2008

	Mr. Cavanaugh has prior executive management experience with a large national property-casualty insurance company, and broad knowledge of insurance operations and the insurance industry. He is also 2nd Vice Chair of the Board of Governors of the Property Casualty Insurers Association of America, the leading national trade association for the property and casualty insurance industry.

Jonathan Hirt Hagen, J.D. Age: 51 Committees: (2)(3)(4C)(7)(8)	Vice Chairman of the Board of our Company, since 2013; Vice Chairman, Custom Group Industries, Erie, PA, machining and fabrication manufacturing companies, since 1999; private investor, since 1990.	2005

	Mr. Hagen, as the grandson of our late founder and longtime leader of the Company and son of Mr. and Mrs. Hagen, has significant knowledge of our history and culture. His extensive business and legal educational background, prior insurance experience and service on our board also give him broad knowledge of the insurance industry and business law. In addition, he has experience with his family’s business interests, as a private investor and as a director of another public company.

Name: Age (as of April 1, 2014); (Committee Assignments)	Principal Occupation for Past Five Years and Positions with the Company; Directorships with other Public Companies During Past Five Years	Director of the Company Since

Susan Hirt Hagen Age: 78 Committees: (1)(4)(5)(8C)	Co-Trustee of the H.O. Hirt Trusts, Erie, PA, since 1967; private investor, since 1989.	1980
	Mrs. Hagen is the daughter of our late founder, who was the longtime leader of the Company. She is one of three trustees of the H.O. Hirt Trusts which control a majority of our voting stock. She also individually directly controls a significant shareholding interest in the Company. In addition to her extensive knowledge of the Company, as our longest serving active director, she is a highly recognized community leader, both locally and statewide. In 2010, she received the Distinguished Citizen of the Commonwealth Award from The Pennsylvania Society. Over many years, she has served on numerous boards of directors, including Chautauqua Institution, Wittenberg University and the Erie Community Foundation. Mrs. Hagen also has prior experience as a director of another public company.

Thomas B. Hagen Age: 78 Committees: (1C)(9)	Chairman of the Board of our Company and of our affiliated insurance companies, since 2007, and an employee (1953-1995) and former agent of the Company, including service as President (1982-1990) and Chairman and CEO (1990-1993); Chairman/Owner, Custom Group Industries, Erie, PA, machining and fabrication manufacturing companies, since 1997; General Partner, Hagen Family Limited Partnership, since 1989.	2007 and 1979-1998

	Mr. Hagen, the son-in-law and close associate of our late founder and longtime leader of the Company, has extensive insurance knowledge and experience having previously served the Company for over 40 years in a variety of leadership positions, including as our CEO. He has held leadership positions in various insurance industry and business trade groups, including past Chairman of the Pennsylvania Chamber of Business & Industry and past Chairman of the Insurance Federation of Pennsylvania. He also has broad executive management and leadership experience having served on various civic and business boards of directors, including the boards of three other public companies, one of them NYSE listed. He has served as Pennsylvania’s Secretary of Commerce and Secretary of Community & Economic Development, and is a retired Captain in the U.S. Navy Reserve. He controls the second largest voting and the largest non-voting shareholding interests in our Company.

C. Scott Hartz, CPA Age: 68 Committees: (6)(7)	Chief Executive Officer, TaaSera, Inc., a cyber-security technology company, since November, 2012; Chief Executive Officer, Hartz Group, strategy and technology consulting, Bala Cynwyd, PA, since 2002; Senior Managing Director, SCIUS Capital Group, LLC, 2002 to 2007; Chief Executive Officer, PwC Consulting, 1995 to 2002.	2003

	Mr. Hartz has a strong background in technology, information technology consulting and investments. He has prior experience in executive management and as a director of another public company.

Name: Age (as of April 1, 2014); (Committee Assignments)	Principal Occupation for Past Five Years and Positions with the Company; Directorships with other Public Companies During Past Five Years	Director of the Company Since

Claude C. Lilly, III, Ph.D., CPCU, CLU Age: 67 Committees: (2C)(6)(7)(8)	President, Presbyterian College, Clinton, SC, since July 2012; Dean, College of Business and Behavioral Science, Clemson University, 2007-2012; Dean, Belk College of Business Administration, University of North Carolina Charlotte, 1998 to 2007; James J. Harris Chair of Risk Management and Insurance, Belk College of Business Administration, University of North Carolina Charlotte, 1997 to 2007; Director, Charlotte Branch of the Federal Reserve Bank of Richmond until 2012; Director, FairPoint Communications, Inc. until 2011.	2000

	Dr. Lilly has extensive experience with risk assessment and management, and broad knowledge of insurance operations, regulation of insurance companies and financial reporting. He has prior experience as an Assistant Deputy Insurance Commissioner for the State of Georgia and served as an advisor to the Florida Insurance Department and to the Florida House of Representatives when it rewrote the insurance code. Dr. Lilly satisfies the SEC requirements of an audit committee financial expert. He also has prior experience as a director of other public companies.

Thomas W. Palmer, Esq. Age: 66 Committees: (2)(3C)(4)(7)	Member and a managing partner of the law firm of Marshall & Melhorn, LLC, Toledo, OH, since 1972.	2006
	Mr. Palmer has significant experience with business and corporate law, business dispute resolution, corporate governance, financial reporting and family-owned enterprises. He is a Board Leadership Fellow of the National Association of Corporate Directors and also has prior experience as a director of another public company.

Martin P. Sheffield, CPCU Age: 63 Committees: (1)(2)(7)(8)	Owner, Sheffield Consulting, LLC, Bath, PA, insurance consultants, since 2003.	2010
	Mr. Sheffield has extensive insurance industry, business and executive management experience, including having served 22 years as CEO of Co-Operative Insurance Company of Western New York, which ultimately became part of the Erie Insurance Group, as the Executive Director of Strategic Consulting for Ward Group, and as Vice President of the Property-Casualty Rating Division of A.M. Best. Mr. Sheffield also has prior experience as a director of another public company.

Richard L. Stover Age: 71 Committees: (2)(6C)	Managing Principal, Birchmere Capital, L.P., Pittsburgh, PA, private equity fund, since 2000.	2010
	Mr. Stover’s career has been concentrated in banking and finance. In addition to prior executive experience with financial institutions, including Mellon Bank, Bank of New England and GE Capital, he has extensive knowledge of investments, credit and corporate finance.

Name: Age (as of April 1, 2014); (Committee Assignments)	Principal Occupation for Past Five Years and Positions with the Company; Directorships with other Public Companies During Past Five Years	Director of the Company Since

Elizabeth Hirt Vorsheck Age: 58 Committees: (1)(4)(5C)(7)(8)	Co-Trustee of the H.O. Hirt Trusts, Erie, PA, since 2007; more than 30 years experience as managing principal of family business interests; private investor; and more than 10 years experience as principal of a family charitable foundation and other charitable initiatives.	2007

	Mrs. Vorsheck is a granddaughter of H.O. Hirt, the late founder and longtime leader of the Company, a daughter of F.W. Hirt, the late founder of Erie Family Life Insurance Company, who served the Erie Indemnity Company in many distinguished positions, culminating his lifelong career as Chairman of the Board having built and expanded the Erie Insurance Group of companies, and niece of Mr. and Mrs. Hagen. Mrs. Vorsheck is one of three trustees of the H.O. Hirt Trusts which control a majority of our voting stock. In addition, she individually directly controls a significant shareholding interest in the Company.

Robert C. Wilburn, Ph.D. Age: 70 Committees: (1)(3)(5)(6)	Distinguished Service Professor and Director, Heinz College, Carnegie Mellon University, Washington, D.C., since 2009; President and Chief Executive Officer, Gettysburg Foundation, Gettysburg, PA, 2000 to 2009; Director, Harsco, Inc.	1999

	Dr. Wilburn has broad executive management experience as a university president, CEO of two nationally prominent foundations and service as Pennsylvania’s Secretary of Budget and Secretary of Education. He has extensive knowledge of corporate finance and executive compensation. Dr. Wilburn also has experience as a director of other public companies.

(1)	Member of our Executive Committee.

(2)	Member of our Audit Committee.

(3)	Member of our Compensation Committee

(4)	Member of our Nominating Committee.

(5)	Member of our Charitable Giving Committee.

(6)	Member of our Investment Committee.

(7)	Member of our Strategy Committee.

(8)	Member of our Exchange Relationship Committee.

(9)	Ex officio non-voting member of our Audit and Compensation Committees and voting member of all other committees.

C	Denotes committee chairperson.

Our board of directors has determined that each of the following directors and director nominees satisfies the definition of an “independent director” as set forth in the rules promulgated by NASDAQ:

Jonathan Hirt Hagen

Susan Hirt Hagen

Thomas B. Hagen

C. Scott Hartz

Claude C. Lilly, III

Thomas W. Palmer

Martin P. Sheffield

Richard L. Stover

Elizabeth Hirt Vorsheck

Robert C. Wilburn

Required Vote. Cumulative voting rights do not exist with respect to the election of directors. A director nominee shall only be elected if the total votes cast by the voting shareholders for the election of such director nominee represents a majority of the Class B shares outstanding and entitled to vote at our annual meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE CANDIDATES FOR DIRECTOR NOMINATED BY OUR NOMINATING COMMITTEE.

OUR BOARD OF DIRECTORS

Introduction

Our board of directors is currently comprised of 12 members, all of whom were elected at our 2013 annual meeting to serve for a term of one year. At our 2013 annual meeting, our voting shareholders elected 13 directors. On February 20, 2014, director Lucian L. Morrison passed away resulting in a vacancy on our board. Vacancies on our board of directors may be filled only by persons elected by a majority of the remaining directors, or by our voting shareholders, in accordance with our bylaws. Following Mr. Morrison’s death, our board decided to not immediately fill his seat and to reduce the size of the board from 13 to 12, effective at the 2014 annual meeting.

All directors hold office until their respective successors are elected and qualified, or until their earlier death, resignation or removal. There are no family relationships between any of our directors or executive officers, except for the following:

•	Thomas B. Hagen, chairman of our board of directors and chairman of our executive committee, and Mrs. Hagen, a director, are husband and wife;

•	Jonathan Hirt Hagen, vice chairman of our board of directors, is the son of Thomas B. Hagen and Mrs. Hagen, and a first cousin of Mrs. Vorsheck; and

•	Mrs. Vorsheck, a director, is a niece of Mrs. Hagen and a first cousin of Jonathan Hirt Hagen.

During 2013, with the exception of Lucian L. Morrison, each director attended more than 75% of the number of meetings of our board of directors and the standing committees of our board of directors of which such director was a member.

Board Leadership and Executive Sessions

The chairman of our board of directors is elected annually by the remaining directors on our board. In addition to presiding at all meetings of shareholders and of our board of directors, the chairman’s duties include setting priorities, establishing agendas for meetings of the board, providing board leadership, and communicating with the chief executive officer, or “CEO,” on matters of strategic direction. The chairman also serves ex officio as a member of all other board committees of which he is not a designated member.

Our board of directors may, but is not required to, annually elect one of its members to be vice chairman of the board, and may remove or replace such person at any time and for any reason. The vice chairman of the board performs the duties (including ex officio membership on committees) of the chairman of the board when the chairman of the board is absent or unable to act or during such time as no individual is serving as chairman of the board. The vice chairman of the board also performs such other duties as from time to time may be assigned by the board of directors.

Since our incorporation in 1925, we have traditionally separated the positions of chairman of the board and CEO of the Company. Although our board of directors has no specific policy regarding separation of these offices and our bylaws permit the chairman to serve as CEO, our board has determined that separating these positions is currently in the best interest of the Company and our shareholders. Given the length of time and different capacities in which our current chairman has served the Company, including as a prior president and CEO, and his status as an independent director under NASDAQ rules, our board believes that separating these positions is an important component of our management succession plan, and allows our chairman to lead the board in its independent oversight of management and our CEO to focus on the day-to-day issues affecting our business.

A majority of the directors on our board meet the definition of an “independent director” under NASDAQ rules. Our independent directors meet in executive session without management directors or management present. These sessions generally take place prior to or following regularly scheduled board meetings. The directors met in such sessions five times during 2013.

Risk Oversight

Our board of directors oversees our risk management process. This oversight is primarily accomplished through the board’s committees and management’s reporting processes. We do not have a formal risk committee; however, our audit committee focuses on risk related to accounting, internal controls and financial and tax reporting. The audit committee also assesses economic and business risks and monitors compliance with ethical standards. Our Executive Compensation and Development Committee, or “compensation committee,” identifies and oversees risks associated with our executive compensation policies and practices; our nominating committee identifies and oversees risks associated with director independence, related person transactions and the implementation of corporate governance policies; and our Investment Committee identifies and assesses the risks associated with our investment portfolio and the portfolios of the companies we manage.

Committees of Our Board

Our board of directors met six times in 2013. The standing committees of our board of directors are our executive committee, audit committee, compensation committee, nominating committee, charitable giving committee, investment committee, strategy committee and exchange relationship committee.

Our executive committee, which did not meet during 2013, has the authority, subject to certain limitations, to exercise the power of our board of directors between regular meetings.

Our audit committee met six times in 2013. Consistent with Section 1405(c)(4) of the Holding Companies Act and the Sarbanes-Oxley Act of 2002, or “Sarbanes-Oxley,” our audit committee has responsibility for the selection of independent registered public accountants, reviewing the scope and results of their audit and reviewing our financial condition and the adequacy of our accounting, financial, internal and operating controls. Our audit committee operates pursuant to a written charter, a copy of which may be viewed on our website at: http://www.erieinsurance.com.

Our compensation committee met six times in 2013. Consistent with Section 1405(c)(4.1) of the Holding Companies Act and our bylaws, our compensation committee has responsibility for recommending to our board of directors, at least annually, the competitiveness and appropriateness of the salaries, short- and long-term incentive plan awards, terms of employment, non-qualified retirement plans, severance benefits and perquisites of our CEO, executive vice presidents and such other named executives as required by rules of the SEC or NASDAQ listing standards, and such other responsibilities as our board of directors may designate. See

Executive Compensation — Compensation Committee Interlocks and Insider Participation. Our compensation committee operates pursuant to a written charter, a copy of which may be viewed on our website at: http://www.erieinsurance.com.

Our nominating committee met four times in 2013. Consistent with Section 1405(c)(4.1) of the Holding Companies Act and our bylaws, our nominating committee has responsibility for identification of individuals believed to be qualified to become members of our board of directors and to recommend to our board of directors nominees to stand for election as directors; identification of directors qualified to fill vacancies on any committee of our board; and evaluation of the procedures and process by which each committee of our board of directors undertakes to self-evaluate such committee’s performance. Our nominating committee operates pursuant to a written charter, a copy of which may be viewed on our website at: http://www.erieinsurance.com.

Director Education

We encourage our directors to further their knowledge and advance their skills as directors of a public company. To that end, we offer a director education program which provides each director with access to various resources to assist him or her with enhancing those skills necessary to be an effective director. See Director Compensation — Director Education Program.

DIRECTOR — SHAREHOLDER COMMUNICATIONS

Our shareholders may communicate with our board of directors through our secretary. Shareholders who wish to express any concerns to any of our directors may do so by sending a description of those concerns in writing addressed to a particular director, or in the alternative, to “Non-management Directors” as a group, care of our secretary at our headquarters, 100 Erie Insurance Place, Erie, Pennsylvania 16530. All such communications that are received by our secretary will be promptly forwarded to the addressee or addressees set forth in the communication.

Recognizing that director attendance at our annual meeting provides our shareholders with an opportunity to communicate with directors about issues affecting us, we actively encourage our directors to attend our annual meeting. In 2013, all but one of our 13 directors attended our annual meeting.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our executive compensation program is developed and monitored by our compensation committee of the board of directors. The committee establishes the compensation philosophy and policies for our executive officers, which include our CEO and executive vice presidents. In fulfilling this role, the committee is responsible for establishing principles that guide the design of compensation programs for all executives. The committee reviews annual performance results for each executive and establishes individual compensation levels.

SEC regulations require disclosure of information about the compensation of certain executive officers. These “named executive officers,” or “NEOs,” include our CEO, our chief financial officer, or “CFO,” and the next three most highly compensated officers of the Company. For 2013, we have included one additional NEO who retired mid-year and would have met the requirements of an NEO had he served as an executive officer at the end of the fiscal year 2013. The Summary Compensation Table and supplemental tables report compensation calculated in accordance with the rules and regulations of the SEC.

The objective of our executive compensation program is to attract, motivate, retain and reward executives in a fiscally responsible manner. We provide a mix of fixed and variable compensation that is intended to motivate our executives to execute on short- and long-term objectives that build sustainable long-term value for our enterprise. Although base pay is established after consideration of external competitiveness and level of experience, our executive officers are encouraged to strive for performance that is better than the industry average. This aligns with our pay-for-performance philosophy as the outcome of current year performance is reflected in the Annual Incentive Plan, or “AIP,” and Long-Term Incentive Plan, or “LTIP,” payments awarded to our NEOs.

Our incentive compensation plans utilize goals that are based on operational results, or “company performance goals,” and individual accomplishments, or “individual performance goals.” For 2013, the company performance goals used in our incentive plans were (1) the Property and Casualty Group’s growth in direct written premium, or “DWP,” and (2) statutory combined ratio. We performed favorably against our goals. Direct written premium increased 9.6% in 2013, exceeding our target of 6.5%. Our statutory combined ratio for 2013 improved to 97.2% from 103.8% in 2012. The 2013 target was set at 101.1%. Because our incentive plan measures are linked to results, the level of achievement under our company performance goals increased from 100% of target in 2012 to 200% of target in 2013. Our DWP and statutory combined ratio results led to a payout of 200% of target for each, resulting in a composite company performance of 200%.

We expect LTIP performance relative to our peer group for the 2011-2013 performance period to be slightly less when compared to the 2010-2012 performance period. Our direct written premium growth and return on invested assets continue to outperform our peers, and our combined ratio was slightly higher than the peer group for the 2011-2013 LTIP performance period. As a result, we expect the payments to our NEOs under our LTIP to be slightly less than the prior year.

Additional information regarding our financial results for the year ended December 31, 2013, is provided in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K filed with the SEC on February 27, 2014.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or “Dodd-Frank Act,” gives our Class B voting shareholders the right to approve, on a non-binding advisory basis, the compensation paid to our NEOs as disclosed in our information statement. We conducted our first non-binding advisory vote in 2011 and our voting shareholders unanimously approved the compensation of the Company’s NEOs. Therefore, no changes to our compensation programs were made. At the same time, 99% of our Class B voting shareholders selected, on a non-binding advisory basis, “every three years” as the preferred frequency for having the opportunity to vote on the compensation of our NEOs. The next advisory vote on executive compensation will be held at our 2014 Annual Meeting. See Proposal 4 — Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers.

Risk Management

We have a formal enterprise risk management program that falls under the leadership of our CFO. The purpose of this program is to promote risk-intelligent decision making and, in turn, increase the likelihood of achieving our operational objectives. Our board of directors regularly receives reports advising them of potential organizational risks and supporting mitigating policies.

The compensation committee evaluates the risks associated with the annual and long-term incentive compensation programs for our executive and senior leaders. This evaluation, conducted annually, is intended to minimize the risk that such programs will promote behavior that would negatively impact the value of the Company or the Exchange. The committee ensures that performance measures used in these programs align with our overall business strategy. Other tools used to manage executive compensation risk include:

•

Stock Ownership Guidelines. We believe that requiring executives to hold shares of our stock for an extended period of time discourages them from taking risks for short-term or immediate gain. See Stock Ownership and Retention Guidelines.

•

Recoupment of Bonuses. Our policy on recoupment of officer bonuses allows us to recoup, or “clawback,” bonuses paid under our AIP and LTIP under certain circumstances. See Policy on Recoupment of Officer Bonuses.

•	Committee Discretion. Our compensation committee has the discretion to reduce awards to any individual participant in the incentive plans.

•

Peer Group Comparison. The committee mitigates compensation risk by comparing our property and casualty insurance results to a peer group of companies in our LTIP. The committee closely monitors our results against those of our peers during each three-year performance period to determine whether we are performing above or below the industry and the impact on plan performance.

•	AIP Funding Qualifier. Overall company financial results are considered before making payments to individuals.

•	Maximum Payout Opportunity. We cap amounts that may be earned under any award of performance-based compensation for our executives.

We utilize annual variable pay programs for all other members of our management team and certain non-management employees in the Company. Approximately 1,000 of our 4,400 full-time employees participate in one of these programs. The company performance goals used in these programs are aligned with those used in the AIP for our executive and senior leaders. We believe this promotes alignment of efforts across the organization while minimizing conflict among management team members as they lead the organization to achieve operational goals each year. While the compensation committee does not directly oversee the variable pay programs, changes to compensation programs for all employees are communicated to the committee as they occur. In addition, management engages in an analysis of potential risks within all compensation programs, executive and nonexecutive, annually.

Executive Compensation Philosophy and Elements

The goal of our executive compensation program is to attract, motivate, retain and reward executives in a fiscally responsible manner that balances the interests of our shareholders with the policyholders of the Exchange. To achieve this objective, we design executive compensation programs that encourage our executives to strive for performance that is better than the industry average. We provide a mix of fixed and variable compensation that is intended to motivate our executives to execute on short- and long-term objectives that build sustainable long-term value. We achieve these objectives by providing the following elements of executive compensation:

•

A base salary that represents a fixed level of cash compensation for the competencies and performance they achieve in their roles. Base salaries are linked to other compensation elements, including short-and long-term incentive plans;

•

A performance-based annual incentive program that provides each executive an opportunity to earn a cash award based on the achievement of pre-determined goals or other performance objectives during the course of a one-year period;

•

A long-term incentive program that provides an opportunity for each executive to earn an award based on the achievement of performance objectives, as measured against a pre-defined peer group, that create long-term value for our shareholders; and

•

Benefits that include an unfunded, non-qualified supplemental retirement plan, or “SERP,” that enables eligible participants to earn benefits in excess of those that can be earned under our tax-qualified defined benefit pension plan, or “pension plan,” and an unfunded, non-qualified deferred compensation arrangement, or “deferred compensation plan,” that enables eligible participants to defer receipt of a portion of their compensation to a later date.

Relationship Between Pay and Performance

Our variable pay compensation is tied to (1) each executive’s individual performance and (2) the performance of the Company and the Exchange, thereby supporting our performance-based compensation philosophy. Because our executives have a greater ability to influence our financial performance through their decisions, the percentage of an executive’s total compensation comprised of variable pay increases with their level of individual responsibility.

Variable compensation opportunities (long- and short-term incentive target awards) comprised approximately 64% of our NEOs’ total target annual compensation in 2013, approximately 40% of which was in the form of long-term equity awards tied to corporate performance. We believe that tying a meaningful portion of our NEOs’ target earnings opportunity to variable compensation, while providing competitive levels of base salary, strikes an appropriate balance between Company performance and the pay earned by our executives.

Setting Executive Compensation

Our compensation committee determines the compensation philosophy and policies for our executive officers, including our CEO and executive vice presidents. The committee is responsible for establishing principles that guide the design of compensation programs for all executives. In doing so, it reviews the performance results of each executive and establishes individual compensation levels. The committee considers the nature and extent of each executive’s skills, scope of responsibilities, performance and effectiveness in supporting our long-term goals. When setting executive compensation for 2013, the committee engaged an outside consultant, Aon Hewitt.

In preparing the 2013 benchmark and survey data for our compensation committee’s consideration, Aon Hewitt used the following best practice methodologies:

•	Competitive compensation levels for our executives were determined by matching each position to survey benchmark positions found in the market.

•

Compensation data was obtained from various published insurance industry and general industry sources from third party consulting firms, including Mercer Consulting and Aon Hewitt. Our existing compensation levels were analyzed and compared at the 50th percentile on a size-adjusted basis for similar positions.

•

Compensation data was obtained for a peer group of property and casualty companies. We consider these insurance companies to be our competitors for policyholders, and in some cases employees, and similar to us in terms of lines of business, net premiums written and/or asset size. The peer group used in our 2013 base salary analysis consisted of: American Family Insurance Group, Auto Club Group, CSAA (formerly known as AAA Northern CA, Nevada, and Utah), Amica Mutual Insurance Company, COUNTRY Financial, Farmers Insurance Group, The Hanover Insurance Group Property and Casualty Companies, Nationwide Insurance, Sentry Insurance Group, State Auto Insurance Companies, State Farm Group, and USAA Group.

In 2013, we paid Aon Hewitt $82,924 for consulting services and $4,995 for compensation survey participation. Although Aon Hewitt did not perform any additional services for our organization in 2013, we used

Aon Risk Insurance Services, Inc. as the broker for our Company’s management liability insurance program and paid them $140,000 for these services. In addition, we paid McLagan Partners, Inc., a division of Aon Hewitt, $8,250 for compensation survey participation. The committee has reviewed these services and determined they do not impair the independence of Aon Hewitt.

Named Executive Officers (NEOs)

In accordance with SEC regulations, the NEOs for 2013, as presented in our Summary Compensation Table, are as follows:

Principal executive officer	Terrence W. Cavanaugh President and Chief Executive Officer
Principal financial officer	Marcia A. Dall Executive Vice President and Chief Financial Officer
Next three most highly compensated officers	Richard F. Burt, Jr. Executive Vice President, Products
George D. Dufala Executive Vice President, Services
John F. Kearns Executive Vice President, Sales and Marketing
Additional executive officer	James J. Tanous Former Executive Vice President, Secretary and General Counsel

Mr. Tanous retired effective June 30, 2013, but would have met the requirements of an NEO had he served as an executive officer at the end of the fiscal year 2013.

Principal Components of Executive Compensation

Base Salary

The Committee set the 2013 base salaries of the NEOs effective March 1, 2013. There were no base salary increases granted to Messrs. Cavanaugh, Burt, Dufala and Kearns. Ms. Dall’s base salary was set at $455,000, an increase of $15,000. Mr. Tanous’ base salary was set at $480,000, an increase of $58,000. The adjustments were based on performance and/or market comparables.

Annual Incentive Plan (AIP)

The 2013 AIP payouts for our NEOs were based on the attainment of company and individual performance goals established at the beginning of 2013. Our compensation committee believes that this is an appropriate balance of corporate and individual performance goals which results in increased differentiation of rewards and improved line of sight among participants. For 2013, 80% of the AIP award was based on company performance goals and 20% was tied to individual performance goals. Due to his planned retirement mid-year, Mr. Tanous’ AIP payout for 2013 was based on attainment of company performance goals only.

2013 AIP Performance Measures and Weighting

	Company Performance Measures
	% Increase in Direct Written Premiums	Statutory Combined Ratio	Individual Performance Measure Weighting
Terrence W. Cavanaugh	40%	40%	20%
Marcia A. Dall	40%	40%	20%
Richard F. Burt, Jr.	40%	40%	20%
George D. Dufala	40%	40%	20%
John F. Kearns	40%	40%	20%
James J. Tanous	50%	50%	0%

Once the target percentages were determined, our compensation committee, with support from our board of directors, established AIP performance measures intended to drive strong organizational performance. Our board of directors and management reviewed our historical performance, operating goals and industry estimates to identify those areas where performance-based incentives would have the greatest impact on helping us achieve our strategic objectives in the following year.

The compensation committee then set a minimum, or ‘threshold,’ a target and a maximum for each performance measure. The maximum was intended to incent a participant’s performance to achieve a maximum performance payout. Results between the threshold and target provide a partial payout when a portion of the goal was achieved. The target goals for the growth and profitability measures were set at a level equal to or better than projected average industry performance.

The company performance goals for the NEOs are shown in the table below.

2013 Company Performance Goals

	Actual Result	Threshold	Target	Maximum
% increase in Direct Written Premium(1)	9.6%	5.0%	6.5%	9.0%
Statutory Combined Ratio(2)	97.2%	103%	101.1%	98%

(1)	The year-over-year percentage increase in the Property and Casualty Group’s direct written premium.

(2)	The statutory combined ratio of the Property and Casualty Group measures the underwriting profitability of our property and casualty insurance business without consideration of investment earnings or federal income taxes.

The committee believes these company performance goals promote growth (measured by an increase in DWP) while maintaining a strong underwriting discipline (evidenced by a favorable statutory combined ratio).

Each NEO, except Mr. Tanous, was assigned individual goals that are related to their scope of responsibility and aligned with our overall strategic priorities. These goals account for 20% of an NEO’s AIP award and may be qualitative or quantitative in nature. Although we believe that disclosure of these goals would cause competitive harm, our compensation committee has determined that achievement of these individual goals would require substantial and sustained performance by the NEOs.

2013 AIP Awards

The 2013 target and achievement relative to target for AIP awards earned appear in the table below. AIP bonuses were paid on March 5, 2014.

	AIP Target as a % of Base Salary	Achievement Relative to Threshold, Target or Maximum
Terrence W. Cavanaugh	90%	Above Target
Marcia A. Dall	60%	Above Target
Richard F. Burt, Jr.	60%	Above Target
George D. Dufala	60%	Above Target
John F. Kearns	60%	Above Target
James J. Tanous	60%	Above Target

We continued to use a funding qualifier for the 2013 AIP. The compensation committee determined that it would be appropriate to first consider our overall financial results before making payments to individuals based on achievement of the specific performance goals set forth above. The funding qualifier is based on our net operating income (i.e., net income excluding realized gains or losses and impairments on investments and related taxes). Use of our net operating income helps to balance the interests of shareholders with those of our policyholders. In order for a payout to occur under the 2013 AIP, net operating income had to exceed $110.85 million, calculated as 75% of our 2013 forecasted net operating income. For 2013, our net operating income totaled $162 million, thereby exceeding the qualifier and funding the 2013AIP.

Long-Term Incentive Plan (LTIP)

The purpose of our LTIP is to enhance our growth and profitability, and that of the Exchange, by providing longer term rewards to executives who are capable of having a significant impact on our performance. We accomplish this by providing eligible executives with incentives based on attainment of certain performance goals over three-year performance periods; performance is measured and compared to an industry peer group selected by the compensation committee.

For the 2013-2015 performance period under our LTIP, the peer group is comprised of the following companies: Allstate Insurance Group, American Family Insurance Group, Auto Owners Insurance Group, Cincinnati Insurance Companies, COUNTRY Financial, Farmers Insurance Group, Government Employees Insurance Group (GEICO), Grange Mutual Casualty Pool, Liberty Mutual Insurance Companies, Nationwide Group, State Auto Insurance Companies, State Farm Group, Travelers Group and USAA Group. The compensation committee believes this peer group is representative of our competition as it comprises a large share of the industry’s property and casualty insurance premiums. The peer group is composed of the same companies that were used for the 2012-2014 performance period.

The tables below show: (i) LTIP targets expressed as a percentage of base salary; and (ii) the performance measures selected to promote long-term sustainability and competitive positioning and the weighting of each performance measure for the 2013-2015 performance period.

2013-2015 LTIP Targets

LTIP Target as a % of Base Salary
Terrence W. Cavanaugh	165%
Marcia A. Dall	90%
Richard F. Burt, Jr.	90%
George D. Dufala.	90%
John F. Kearns	90%
James J. Tanous	90%

The target number of shares for each participant was calculated by dividing the target equity incentive plan award by $72.20, the average share price for the 20 business days prior to February 20, 2013, the date on which our compensation committee formally approved the LTIP performance goals for the 2013–2015 performance period. Opportunities under the LTIP range from 0% to 250% of target.

2013-2015 LTIP Performance Measures and Weighting

	% Increase in Direct Written Premiums	Statutory Combined Ratio	Return on Invested Assets
Terrence W. Cavanaugh	40%	40%	20%
Marcia A. Dall	40%	40%	20%
Richard F. Burt, Jr.	40%	40%	20%
George D. Dufala	40%	40%	20%
John F. Kearns	40%	40%	20%
James J. Tanous	40%	40%	20%

Given the nature of our business, underwriting profitability and return on investments are important to long-term financial strength. The Property and Casualty Group’s direct written premium growth is also important to our financial results as it is the primary driver of the management fee revenue we earn from the Exchange.

The 2011-2013 performance period is closed. Distributions will be made in shares of our Class A common stock later in 2014 since computations require peer group data that is not yet available. To date, for this performance period, we have information on eleven of the twelve measurement quarters and expect the payout to be approximately 160% of target.

Target Compensation

Our compensation committee approved a change in the mode of payment under the LTIP. Beginning with the 2011-2013 performance period, awards will be paid in shares of our Class A common stock. The committee believes that awards made in the form of stock will more closely link the executives’ interests to the interests of the shareholders more so than awards made in cash. As a result of this change in mode of payment from cash to stock, SEC regulations required that two performance periods be reported for our NEOs in the 2011 and 2012 Summary Compensation Table.

The following table summarizes only the targeted annual compensation granted to participants for 2011, 2012 and 2013 compared to the amounts reported in the Summary Compensation Table for those years. The difference reflects the payouts from the 2009-2011 and 2010-2012 LTIP performance periods, which were earned in 2011 and 2012, respectively, but awarded as part of each executive’s 2009 and 2010 compensation package. This table is not intended to replace information required by the SEC and disclosed in the Summary Compensation Table herein.

Name and Principal Position	Year	Salary ($)(1)	Target AIP Bonus ($)	Target LTIP ($)	Target Total Direct Compen- sation ($)	Compensation as Reported in the Summary Compensation Table ($)
Terrence W. Cavanaugh President and Chief Executive Officer	2013 2012 2011	970,962 915,769 815,769	841,500 841,500 668,000	1,542,750 1,168,750 793,295	3,355,212 2,926,019 2,277,064	4,309,750 4,515,863 3,298,036
Marcia A. Dall Executive Vice President and Chief Financial Officer	2013 2012 2011	469,615 437,115 422,115	273,000 264,000 255,000	409,500 330,000 318,790	1,152,115 1,031,115 995,905	1,445,018 1,672,403 1,489,731
Richard F. Burt, Jr. Executive Vice President, Products	2013	394,615	228,000	342,000	964,615	1,342,243
George D. Dufala Executive Vice President, Services	2013 2012	425,769 378,038	246,000 246,000	369,000 277,500	1,040,769 901,538	1,248,300 1,613,316
John F. Kearns Executive Vice President, Sales and Marketing	2013 2012	425,769 369,269	246,000 246,000	369,000 262,500	1,040,769 877,769	1,347,231 1,428,601
James J. Tanous Former Executive Vice President, Secretary and General Counsel(1)	2013 2012 2011	254,123 422,000 419,692	288,000 253,200 253,200	432,000 316,500 316,547	974,123 991,700 989,439	1,925,033 1,725,849 1,572,697

(1)	There were 27 pay periods in 2013. A normal year consists of 26 pay periods. Therefore, for 2013, one extra pay is reflected as compared to 2012 and 2011. Mr. Tanous’ salary reflects his salary earned until the time of his retirement on June 30, 2013.

Total target direct compensation (the sum of base annual salary, target level annual incentive compensation and target level long-term incentive compensation) represents the sum of compensation the committee awards to the NEOs each year.

Policy on Recoupment of Officer Bonuses

The committee developed and our board of directors approved a “clawback” policy applicable to our AIP and LTIP compensation, effective July 1, 2009. To the extent permitted by law, our policy requires the reimbursement of all or a portion of any performance-based annual or long-term bonus paid to any officer after

June 30, 2009 where (a) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement, and (b) a lower payment would have been made to the officer based upon the restated financial results. In each such instance the Company will, to the extent practicable, seek to recover the amount by which the officer’s bonus for the relevant period exceeded the lower payment that would have been made based on the restated financial results. We will not seek to recover bonuses paid more than two years prior to the date on which our board of directors was made aware of the need to restate our financial statements. We will continue to monitor regulatory requirements and adjust our policy as necessary.

The policy also states that, to the extent permitted by law, officers are required to reimburse us for any performance-based annual or long-term bonus we paid to such officer after June 30, 2009 where the officer’s employment with us has been terminated for cause either prior to the payment of the bonus or within six months thereafter.

Stock Ownership and Retention Guidelines

In 2011, the Company established stock ownership guidelines for its executive and senior officers. The guidelines were designed to promote greater alignment with shareholder interest through ownership of Company stock and to achieve a stronger correlation to market-prevalent stock ownership practices of public companies. Under these guidelines, our executive and senior officers are expected, over time, to acquire and hold Erie Indemnity Company stock equal to a specific multiple of base salary. Owned shares, shares held in our 401(k) savings plan and shares issued under the LTIP apply toward satisfying the guidelines.

Stock ownership guidelines are as follows:

Chief Executive Officer	5x base salary
Executive Vice President	3x base salary
Senior Vice President	2x base salary

The following table shows the share ownership of our NEOs at the end of 2013:

	Target Ownership Level	Target Number of Shares (#)(1)	Number of Shares Owned (#)
Terrence W. Cavanaugh	5x base salary	63,936	44,782
Marcia A. Dall	3x base salary	18,668	2,625
Richard F. Burt, Jr.	3x base salary	15,591	250
George D. Dufala	3x base salary	16,822	8,825
John F. Kearns	3x base salary	16,822	7,928
James J. Tanous(2)	N/A	N/A	N/A

(1)	Based on a per share price of $73.12 which was the closing price of our stock on December 31, 2013, and the respective salaries of our NEOs as of that date.

(2)	Mr. Tanous retired on June 30, 2013 and, therefore, is not subject to the stock ownership guidelines.

The guidelines also include a requirement that officers hold 50 percent of their LTIP stock payments, net of taxes, until the stock ownership guidelines are met. As noted above, awards under the LTIP will be paid in stock beginning with the 2011-2013 performance period.

Tax Implications of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, or the “Code,” places a limit of $1.0 million on the amount of compensation that we may deduct in any one year with respect to each of our five most highly paid executive officers, subject to an exception for performance-based compensation that meets certain requirements. Our AIP and LTIP awards are performance-based and have been approved by our shareholders. As such, payments made under these plans are not included in the $1.0 million limit on deductible compensation. All of our compensation and individual incentive awards are subject to federal income, FICA and other tax withholdings as required by applicable law.

All compensation paid in 2013 to our NEOs is deductible under Section 162(m) of the Code. Our compensation committee strives to provide compensation opportunities to our executives in as tax-efficient a manner as possible; however, it recognizes that from time to time it may be in the best interest of our shareholders to provide compensation that is not tax deductible.

Additional Benefits

We believe retirement benefits are an important part of a competitive reward opportunity that enables us to attract and retain top-tier leadership talent. Accordingly, we have maintained our pension plan since 1946, which has been available to all of our salaried employees since that time. We also provide a SERP to our NEOs in response to the Code, which limits the maximum annual pension award that can be paid to any eligible employee. Like our pension, our SERP is designed to encourage retention and reward long-service careers. As illustrated in the Pension Benefits table, an older NEO can produce a significantly higher present value compared to a younger, more highly paid NEO. This result occurs primarily because the nearer an NEO is to normal retirement age, the shorter the discount period used in calculating the present value of the benefits. In addition, amounts in the Pension Benefits table may increase or decrease from year to year. This is the result of discount rates used in the calculations. See Executive Compensation — Pension Plan.

We maintain a deferred compensation plan in which executives are eligible to participate. This plan is an unfunded, non-qualified, deferred compensation arrangement created for a select group of management and highly compensated employees. Mr. Cavanaugh was the only NEO who participated in this plan in 2013. See Executive Compensation — Nonqualified Deferred Compensation.

Our executives also participate in the broad-based benefit plans offered generally to all of our full-time employees (e.g., 401(k) plan, health insurance and other employee benefits). Executive participation in these benefit plans is on the same terms as all of our other employees. In addition, we offer our executives a limited number of perquisites including airline and business club memberships, officer physicals, accident benefits, and spousal travel. We also provide tax gross ups for spousal travel and other minor perquisites.

Agreements with Executive Officers

We had a retention agreement with Mr. Tanous that provided for employment with us through January 31, 2013 to provide for an orderly transition of his responsibilities. For terms of this retention agreement, see Executive Compensation — Agreements with Executive Officers. For termination scenarios for all of our NEOs, see Executive Compensation — Potential Termination or Change in Control Payments.

EXECUTIVE COMPENSATION

The following table sets forth the compensation during 2013, 2012 and 2011 for our NEOs. Compensation disclosed herein is for services rendered in all capacities to us, EFL, the Exchange and their subsidiaries and affiliates. Compensation is allocated among us, the Exchange, EFL and their subsidiaries and affiliates according to an estimated proportion of the executives’ time dedicated to the affairs of the various entities. Our share of total compensation expense for the NEOs in 2013, 2012 and 2011 was 59.9%, 59.8% and 56.2%, respectively. Amounts indicated are pre-individual income taxes.

SEC regulations require different treatment for cash-based awards and stock-based awards disclosed in the Summary Compensation Table. Cash-based awards are reported when they have been earned. Stock-based awards are reported at their target value when they are granted. Through the 2010-2012 performance period, awards earned under our LTIP were paid in cash. Beginning with the 2011-2013 performance period, LTIP awards earned will be paid in shares of our Class A common stock.

As a result of this change in mode of payment, information for two performance periods under the LTIP appears in the Summary Compensation Table for 2011 and 2012; however, none of the NEOs actually received two payouts during 2011 or 2012. LTIP awards for the 2009-2011 and 2010-2012 performance periods were earned and paid in cash and are included in the “Non-Equity Incentive Plan Compensation” column for 2011 and 2012. Also included in that column are the NEOs’ AIP awards. The LTIP awards granted in 2011 for the 2011-2013 performance period, in 2012 for the 2012-2014 performance period, and in 2013 for the 2013-2015 performance period will be paid in stock when they are earned on December 31, 2013, December 31, 2014 and December 31, 2015, respectively, are included in the “Stock Awards” column at target for 2011, 2012 and 2013, respectively. Awards for the 2011-2013, 2012-2014 and 2013-2015 performance periods will not be earned until December 31, 2013, December 31, 2014 and December 31, 2015, respectively, and the resulting payment of shares, if any, will not occur until after those dates.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compen- sation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)	Total ($)
Terrence W. Cavanaugh	2013	970,962	0	1,542,770	1,556,775	177,703	61,540	4,309,750
President and Chief Executive Officer	2012	915,769	0	1,168,767	1,964,874	386,102	80,351	4,515,863
	2011	815,769	0	793,295	1,382,104	239,638	67,230	3,298,036
Marcia A. Dall	2013	469,615	0	409,518	513,240	23,209	29,436	1,445,018
Executive Vice President and	2012	437,115	0	330,021	777,248	109,454	18,565	1,672,403
Chief Financial Officer	2011	422,115	0	318,790	669,448	59,602	19,776	1,489,731
Richard F. Burt, Jr.	2013	394,615	125,000	342,011	428,640	35,241	16,736	1,342,243
Executive Vice President,
Products(2)
George D. Dufala	2013	425,769	0	369,014	474,780	(61,078)	39,815	1,248,300
Executive Vice President, Services	2012	378,038	0	277,542	654,878	284,720	18,138	1,613,316
John F. Kearns	2013	425,769	0	369,014	474,780	49,923	27,745	1,347,231
Executive Vice President,	2012	369,269	0	262,548	629,035	145,798	21,951	1,428,601
Sales and Marketing
James J. Tanous	2013	254,123	763,662	432,045	285,633	100,013	89,557	1,925,033
Former Executive Vice President,	2012	422,000	0	316,557	766,448	199,062	21,782	1,725,849
Secretary and General Counsel(3)	2011	419,692	0	316,547	657,820	161,762	16,876	1,572,697

(1)	There were 27 pay periods in 2013. A normal year consists of 26 pay periods. Therefore, for 2013, one extra pay is reflected when compared to 2012 and 2011.

(2)	Mr. Burt was paid a retention bonus in 2013. The retention bonus was part of his acceptance of employment on his hire date of July 11, 2011.

(3)	As a provision of his retention agreement, Mr. Tanous received a payment for unused vacation and a portion of unused sick time upon his retirement on June 30, 2013. The amounts were $77,538, included in the “All Other Compensation” column and $13,662, shown in the “Bonus” column, respectively. Additionally as part of the agreement, he received a lump sum payment of $750,000, also included in the “Bonus” column.

(4)	As further described in Compensation Discussion and Analysis — Target Compensation, 2011 and 2012 include two LTIP performance periods. In accordance with SEC rules, the cash award earned under the 2009-2011 and 2010-2012 performance periods have been included in the “Non-Equity Incentive Plan Compensation” column for 2011 and 2012, respectively. The stock-based awards granted for the 2011-2013, 2012-2014 and 2013-2015 performance periods are shown in the “Stock Awards” column for 2011, 2012 and 2013, respectively.

(5)	The 2013 “Non-Equity Incentive Plan Compensation” column includes the payouts for the 2013 AIP. The 2012 “Non-Equity Incentive Plan Compensation” column includes the payouts for the 2012 AIP and the 2010-2012 LTIP performance period. The 2011 “Non-Equity Incentive Plan Compensation” column includes the payouts for the 2011 AIP and the 2009-2011 performance period under the LTIP. See Non-Equity Incentive Plan Compensation and Grants of Plan-Based Awards.

(6)	Amounts in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column decreased in 2013 when compared to prior years. The decrease and in some cases negative results are the result of an increase in discount rates used for calculations. Rates moved up to 5.1% in 2013 from 4.19% in 2012 and 4.75% in 2011.

Stock Awards: Long-Term Incentive Plan

Our LTIP, administered by our compensation committee, was amended and restated effective January 1, 2009. The restatement of the LTIP added a new form of award that provides for payment in cash and/or stock, and expands the list of performance measures that can be used to establish performance goals. Awards for the 2013-2015, 2012-2014 and 2011-2013 performance periods are payable in shares of our Class A common stock and amounts shown in the Summary Compensation Table for 2013, 2012 and 2011 reflect the grant date fair value of these awards as further described below. Amounts for each performance period will not be earned until December 31 of the third year and may be more or less than the value shown based upon the level of achievement of performance goals.

For 2013, the grant date fair value of the award was calculated by multiplying the target equity incentive plan award by $72.20, the average share price for the twenty business days prior to February 20, 2013, the date our compensation committee formally approved the LTIP performance goals for the 2013-2015 performance period. For 2012 and 2011, the grant date fair value of the award was calculated by multiplying the target equity incentive plan award by $76.50 and $70.11, respectively. These share prices were determined using the average share price for the twenty business days prior to March 27, 2012 and March 28, 2011, respectively, the dates our compensation committee formally approved the LTIP performance goals for the 2012-2014 and 2011-2013 performance periods.

Non-Equity Incentive Plan Compensation

The “Non-Equity Incentive Plan Compensation” column for 2013 includes the projected payouts for the 2013 AIP. The column for 2012 includes the payouts for the 2012 AIP and the 2010-2012 performance period under the LTIP. The 2010-2012 period is closed and participants earned those awards on December 31, 2012. Distribution occurred in May 2013. The column for 2011 includes payouts for the 2011 AIP and the 2009-2011 performance period under the LTIP. The 2009-2011 period is closed and participants earned those awards on December 31, 2011. Distribution occurred in June 2012.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings

The Summary Compensation Table includes the net change in the present value of accrued benefits from December 31, 2012 to December 31, 2013 under our pension plan, a tax-qualified defined benefit pension plan, and our SERP, a non-qualified defined benefit arrangement. The present value information presented utilizes assumptions consistent with those used for fiscal year 2013 disclosure under FASB Accounting Standards Codification 715, “Compensation — Retirement Plans.” Discount rates used for December 31, 2011, 2012 and 2013 were 4.99%, 4.19% and 5.11% respectively (4.49% post-retirement discount rate for our SERP for 2011, 3.69% for 2012 and 4.61% for 2013).

There are no above-market or preferential non-qualified deferred compensation earnings to disclose in this column. See Nonqualified Deferred Compensation for a description of the investment funds and earnings.

All Other Compensation

The following table provides details of the amounts presented in the “All Other Compensation” column.

Supplemental Table for All Other Compensation

			Supple
			mental	Tax	Member-
		401(k)	401(k)	Gross-	ship	Spousal
		Match	Match	Ups	Dues	Travel	Other
Name	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	Total ($)
Terrence W. Cavanaugh	2013	10,200	28,638	9,265	840	6,837	5,760	61,540
	2012	10,000	26,631	8,974	1,109	8,150	25,487	80,351
	2011	9,800	22,831	8,221	727	11,939	13,712	67,230
Marcia A. Dall	2013	10,200	0	4,602	6,080	5,339	3,215	29,436
	2012	10,000	0	2,628	1,089	3,816	1,032	18,565
	2011	9,800	0	1,557	840	2,261	5,318	19,776
Richard F. Burt, Jr.	2013	10,200	0	2,076	1,365	2,406	689	16,736
George D. Dufala	2013	10,200	0	5,598	2,157	4,363	17,496	39,815
	2012	10,000	0	2,493	1,733	3,620	292	18,138
John F. Kearns	2013	10,200	0	7,413	910	8,604	618	27,745
	2012	10,000	0	4,217	700	6,124	910	21,951
James J. Tanous	2013	10,165	0	0	654	0	78,738	89,557
	2012	10,000	0	0	1,513	0	10,269	21,782
	2011	9,800	0	0	1,135	0	5,941	16,876

(1)	We have a tax-qualified 401(k) savings plan for our employees. See also Part II, Item 8, “Financial Statements and Supplementary Data — Note 15, Postretirement Benefits, of Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the SEC on February 27, 2014.

(2)	Included in the “Supplemental 401(k) Match” column are our contributions that cannot be credited to the tax-qualified 401(k) savings plan because of compensation and contribution limits imposed by the Code. See Nonqualified Deferred Compensation for additional discussion.

(3)	We pay taxes on behalf of our executives for spousal travel and other minor perquisites.

(4)	We provide professional association and professional dining club membership dues to certain executives.

(5)	We pay registration fees and normal travel expenses for an executive’s spouse when they accompany the executive to certain business functions.

(6)	The “Other” column includes executive physicals, education bonuses, the taxable value of group term life insurance, and other miscellaneous payments. For Mr. Cavanaugh this includes $23,856 in 2012 related to the personal use of the company aircraft. Amounts shown for 2011 and 2010 include $9,888 and $19,200, respectively, of dividends paid to Mr. Cavanaugh on restricted stock units prior to his final award on July 29, 2011. For Mr. Dufala, $14,844 in 2013 is related to his personal use of the company aircraft. We believe allowing the CEO and NEOs access to a company aircraft for business and personal travel ensures that Mr. Cavanaugh or the NEOs can be immediately available to respond to business priorities. For Mr. Tanous, $77,538 was paid to him as a provision of his retention agreement for unused vacation time.

Grants of Plan-Based Awards

The following table summarizes awards that were eligible to be earned during 2013 under our AIP and LTIP plans.

Grants of Plan-Based Awards Table for 2013

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Plan	Grant Date	Performance Period	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
Terrence W. Cavanaugh	AIP	2/20/13	2013	0	841,500	1,683,000	n/a	n/a	n/a	n/a
	LTIP	2/20/13	2013-2015	n/a	n/a	n/a	0	21,368	53,420	1,542,770
Marcia A. Dall	AIP	2/20/13	2013	0	273,000	546,000	n/a	n/a	n/a	n/a
	LTIP	2/20/13	2013-2015	n/a	n/a	n/a	0	5,672	14,180	409,518
Richard F. Burt, Jr.	AIP	2/20/13	2013	0	228,000	456,000	n/a	n/a	n/a	n/a
	LTIP	2/20/13	2013-2015	n/a	n/a	n/a	0	4,737	11,843	342,011
George D. Dufala	AIP	2/20/13	2013	0	246,000	492,000	n/a	n/a	n/a	n/a
	LTIP	2/20/13	2013-2015	n/a	n/a	n/a	0	5,111	12,778	369,014
John F. Kearns	AIP	2/20/13	2013	0	246,000	492,000	n/a	n/a	n/a	n/a
	LTIP	2/20/13	2013-2015	n/a	n/a	n/a	0	5,111	12,778	369,014
James J. Tanous	AIP	2/20/13	2013	0	288,000	576,000	n/a	n/a	n/a	n/a
	LTIP	2/20/13	2013-2015	n/a	n/a	n/a	0	5,984	14,960	432,045

(1)	The maximum AIP payout is 200% of the target award. See Compensation Discussion and Analysis — Annual Incentive Plan and Part II, Item 8, “Financial Statements and Supplementary Data – Note 16, Incentive and Deferred Compensation Plans, of Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the SEC on February 27, 2014. The minimum funding qualifier for the 2013 AIP award was satisfied. AIP results were certified and approved by our compensation committee on February 19, 2014, and the award was paid on March 5, 2014.

(2)	Under the LTIP, our compensation committee grants performance shares and/or performance units to participants. Performance shares represent the right to receive shares of common stock, and performance units represent the right to receive a cash payment. For the 2013-2015 performance period, awards will be paid in shares of our Class A common stock. The maximum payout under this plan is 250% of the target award. Awards, if any, for the 2013-2015 performance period will vest at December 31, 2015.

(3)	The grant date fair value of the award was calculated by multiplying the target equity incentive plan award by $72.20, the average share price for the 20 business days prior to February 20, 2013, the date our compensation committee formally approved the LTIP performance goals for the 2013-2015 performance period.

An executive’s target award is established by our compensation committee. The target number of performance shares for each executive is based on a competitive total direct compensation target opportunity and an agreed-upon target pay mix. When our compensation committee approves target awards, it also approves the performance measures, performance goals and the calibration of shares and/or cash awarded at performance levels above and below the target performance goals. Our compensation committee has the discretion to reduce awards to any individual participant in the incentive plans, and we have a policy for recoupment of officer bonuses. See Compensation Discussion and Analysis.

Under our LTIP, the actual shares paid to an executive at the end of a performance period may be more or less than the executive’s target, but not more than the maximum for that performance period. See also Part II, Item 8, “Financial Statements and Supplementary Data – Note 16, Incentive and Deferred Compensation Plans, of Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the SEC on February 27, 2014.

Outstanding Equity Awards

The following table details outstanding equity awards under our LTIP at December 31, 2013.

Outstanding Equity Awards at December 31, 2013

			Stock Awards
				Equity Incentive
			Equity Incentive	Plan Awards:
			Plan Awards:	Market or
			Number of	Payout Value of
			Unearned Shares,	Unearned Shares,
			Units or Other	Units or Other
			Rights That Have	Rights That Have
			Not Vested	Not Vested
Name			(#)	($)
Terrence W. Cavanaugh	2013-2015	(1)	53,420	3,906,070
	2012-2014	(2)	38,195	2,792,818
	2011-2013	(3)	28,288	2,068,419
Marcia A. Dall	2013-2015	(1)	14,180	1,036,842
	2012-2014	(2)	10,785	788,599
	2011-2013	(3)	11,368	831,228
Richard F. Burt, Jr.	2013-2015	(1)	11,843	865,960
	2012-2014	(2)	6,590	481,861
	2011-2013	(3)	5,653	413,347
George D. Dufala	2013-2015	(1)	12,778	934,327
	2012-2014	(2)	9,070	663,198
	2011-2013	(3)	8,960	655,155
John F. Kearns	2013-2015	(1)	12,778	934,327
	2012-2014	(2)	8,580	627,370
	2011-2013	(3)	8,960	655,155
James J. Tanous(4)	2013-2015	(1)	14,960	1,093,875
	2012-2014	(2)	10,345	756,426
	2011-2013	(3)	11,288	825,379

(1)	For the 2013-2015 performance period, we have information on three of the twelve measurement quarters and estimate the payout to be approximately 158% of target. Because the expected payout is above target, it is disclosed in the table above at the maximum amount of 250% of the target award. Awards, if any, for the 2013-2015 performance period will vest at December 31, 2015.

(2)	For the 2012-2014 performance period, we have information on seven of the twelve measurement quarters and estimate the payout to be approximately 161% of target. Because the expected payout is above target, it is disclosed in the table above at the maximum amount of 250% of the target award. Awards, if any, for the 2012-2014 performance period will vest at December 31, 2014.

(3)	For the 2011-2013 performance period, we have information on eleven of the twelve measurement quarters and estimate the payout to be approximately 158% of target. Because the expected payout is above target, it is disclosed in the table above at the maximum amount of 250% of the target award. Awards, if any, for the 2011-2013 performance period vested on December 31, 2013.

(4)	Mr. Tanous’ outstanding awards will be prorated for the number of days he was a participant in each performance period.

All shares in the above table were valued using the closing share price of $73.12 on December 31, 2013.

Pension Plan

The Pension Benefits table below includes the present value of accrued benefits under our defined benefit pension plan and our SERP as of December 31, 2013. Executives must complete five full years of service to be fully vested in our pension plan. As of December 31, 2013, Messrs. Cavanaugh, Dufala, Kearns and Tanous were 100% vested in that plan. Executives earn a vested interest in our SERP at the rate of 20% per full year of supplemental plan service but they must also be fully vested in our pension plan to be vested in the SERP. As a result, Messrs. Cavanaugh, Dufala, Kearns and Tanous are 100% vested in our SERP. Since Ms. Dall and Mr. Burt had not yet completed five full years of service, they were not vested in our pension plan or SERP on December 31, 2013.

The present value information presented in the Pension Benefits table utilizes assumptions consistent with those used for fiscal year 2013 disclosure under FASB Accounting Standards Codification 715, “Compensation — Retirement Plans,” including a 5.11% discount rate as of December 31, 2013 (4.61% post-retirement discount rate for our SERP) and assumes a retirement age of 65 and no pre-retirement decrements for our pension plan and our SERP.

Pension Benefits at December 31, 2013

		Number
		of Years	Present Value of
		Credited	Accumulated	Payments During
Name	Plan Name	Service	Benefit ($)	Last Fiscal Year ($)
Terrence W. Cavanaugh	Pension	6	185,084	0
	SERP	6	966,157	0
Marcia A. Dall	Pension	5	93,699	0
	SERP	5	184,035	0
Richard F. Burt, Jr.	Pension	3	57,682	0
	SERP	3	73,959	0
George D. Dufala	Pension	21	254,478	0
	SERP	21	439,690	0
John F. Kearns	Pension	7	157,674	0
	SERP	7	258,139	0
James J. Tanous	Pension	7	264,021	9,561
	SERP	7	529,940	0

Normal retirement age under both our pension plan and our SERP is age 65 because that is the earliest time that an executive could retire and commence benefit payments under the plans without any benefit reduction due to age.

Under our pension plan, the executive’s final average earnings are the average of the executive’s highest 36 consecutive months of compensation during his or her final 120 months of employment. Under our SERP, the executive’s final average earnings are the average of the executive’s highest 24 consecutive months of compensation during his or her final 120 months of employment. For this purpose, compensation includes base salary and a lump sum paid in lieu of a merit increase but excludes bonuses, deferred compensation plan payments and severance pay under any severance benefit plan. An executive’s compensation that exceeds annual limits imposed by the Code is excluded in computing benefits derived under our pension plan but included in computing benefits due under our SERP.

Each executive’s “credited service” is generally defined as the executive’s years of employment with us as a covered employee, up to a maximum of 30 years. For purposes of determining the number of years of credited service that will be used to calculate the amount of the executive’s benefit, the executive, as well as all other employees, earns a full year of credited service for a partial year of employment as a covered employee.

Supplemental plan service in our SERP means employment with us as both a covered employee and SERP participant.

Our pension plan’s benefit formula at normal retirement age is 1.0% of the executive’s final average earnings up to the social security-covered compensation level (an amount published each year by the Social Security Administration) plus 1.5% of the final average earnings in excess of the social security-covered compensation level with the resulting sum multiplied by the executive’s years of credited service, up to a maximum of 30 years. Our pension plan’s benefit is accrued in the form of a single life annuity with optional actuarially-equivalent forms of payment available.

The SERP’s benefit formula at normal retirement age is equal to 60% of SERP final average earnings, reduced proportionately for less than 30 years of credited service. This benefit is accrued in the form of a 10-year certain and life thereafter annuity. The executive’s benefit that is payable under our pension plan is subtracted from our SERP benefit. For purposes of this offset, such monthly benefits which are payable in a form other than a 10-year certain and life thereafter annuity are converted to a monthly benefit which is the actuarial equivalent of a 10-year certain and life thereafter annuity. A lump sum is the only available form of payment from the SERP.

Each executive may become eligible for a SERP benefit only in the event that:

•	the executive is vested under our pension plan (100% vested after 5 full years of service);

•	the executive is entitled to receive a benefit under our pension plan;

•	prior to the executive’s termination of employment, the executive has become vested in our SERP benefit according to the following schedule:

Years of Supplemental Plan Service	Vested Percentage
Less than 1	0%
1 but less than 2	20%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
5 or more	100%

Executives in our pension plan and our SERP are eligible for early retirement after attaining age 55 and completing at least 15 full years of service as a covered employee. The executive’s early retirement benefit under these plans is reduced by 0.25% for each complete calendar month up to 60 months and 0.375% for each complete calendar month in excess of 60 months by which the executive’s early retirement benefit commencement date precedes such executive’s normal retirement date.

See also Part II, Item 8, “Financial Statements and Supplementary Data – Note 15, Postretirement Benefits, of Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the SEC on February 27, 2014.

Nonqualified Deferred Compensation

We maintain a deferred compensation plan in which executives are eligible to participate. The deferred compensation plan is an arrangement whereby the participants can elect to defer receipt of a portion of their compensation until a later date. Executives may elect to defer up to 100% of their annual salary and up to 100% of any cash award under our AIP. A matching contribution is also credited to a participant’s deferred compensation account if their annual base salary exceeds the IRS annual maximum recognizable compensation limit for qualified retirement plans ($255,000 for 2013) and they’ve elected to defer base salary into this plan during the year. The sum of the participant’s 401(k) plan matching contribution plus this plan’s matching contribution provides the participant with the same total match expressed as a percentage of their total base salary as any employee with less than $255,000 of base salary would be eligible to receive under the 401(k) plan (4% of base salary for employee contributions of at least 5% of base salary). Those participating in the plan select hypothetical investment funds for their deferrals and are credited with the hypothetical returns generated. This plan is an unfunded, non-qualified, deferred compensation arrangement created for a select group of our management and highly compensated employees.

Executives identify:

•	the percentage of annual salary and bonus to be deferred;

•	the investment designation;

•	the method by which the amounts credited to the executive’s deferred compensation account are to be paid;

•

the date on which payment of the amounts credited to the executive’s deferred compensation account is to occur (in the event of a lump sum distribution) or commence (in the event of a form of distribution other than a lump sum); and

•

the beneficiary designated to receive payment of the amounts credited to the deferred compensation account in the event the executive dies before distribution of the amounts credited to the deferred compensation account is completed.

The following table summarizes NEO contributions, our contributions, credited earnings, withdrawals and the aggregate balance as of December 31, 2013. Messrs. Burt and Tanous and Ms. Dall did not have any nonqualified deferred compensation in 2013.

Nonqualified Deferred Compensation Table for 2013

Name	Executive Contributions in 2013($)(1)	Company Contributions in 2013 ($)(2)	Aggregate Earnings in 2013 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2013 ($)(3)
Terrence W. Cavanaugh	49,267	28,638	156,278	0	688,973
George D. Dufala	0	0	13,008	0	72,918
John F. Kearns	0	0	2,845	0	17,169

(1)	Executive contributions include amounts deferred as supplemental employee contributions. These amounts are disclosed in the Summary Compensation Table in the “Salary” column.

(2)	Our contributions are comprised of the company match on annual salary deferrals. These amounts are disclosed in the Summary Compensation Table in the “All Other Compensation” column.

(3)	For Mr. Cavanaugh, $28,638, $26,631 and $22,831 are reported in the “Aggregate Balance” column and have previously been reported as compensation in our Summary Compensation Tables for 2013, 2012 and 2011, respectively. No balances are reported in the Summary Compensation Table for Mr. Dufala and Mr. Kearns.

With the exception of the T. Rowe Price Science and Technology Fund, the plan’s hypothetical investment funds mirror investment options that are offered to the executives in our tax-qualified 401(k) plan. As in our 401(k) plan, executives participating in our deferred compensation plan may exchange investment funds daily. The return credited to their deferred compensation plan accounts is determined by the investment results of the hypothetical investment funds selected.

Agreements with Executive Officers

We had a retention agreement with Mr. Tanous to provide for an orderly transition of his responsibilities prior to his anticipated departure on January 31, 2013. The provisions of this agreement included the following:

•	Mr. Tanous’ services would be retained through January 31, 2013.

•	If Mr. Tanous was employed in good standing throughout the retention period, he would be entitled to receive a lump sum payment, less taxes, of $750,000 on August 1, 2013.

•

Mr. Tanous would be eligible for payment of any unused vacation time and a portion of any unused sick time, incentive compensation and employee benefits as provided for in accordance with each plan’s documents and the Company’s policies.

•	Mr. Tanous agreed to a six month non-compete provision and to provide assistance during the six months following his departure in connection with matters that arose while he was employed.

On January 31, 2013, we had not yet appointed a new Executive Vice President, Secretary and General Counsel. Mr. Tanous agreed to defer his departure date and left the Company on June 30, 2013. Having met the terms of his retention agreement, Mr. Tanous received the payments listed above.

Potential Termination or Change in Control Payments

Potential salary and benefits payments expected under various termination scenarios are disclosed below for the NEOs who were employed as of December 31, 2013. We developed the compensation and benefit amounts disclosed in the table below assuming a termination date of December 31, 2013. Amounts represent only payments estimated in addition to the other compensation disclosed herein.

Termination and Change in Control Table

Name	Involuntary Without Cause ($)		Voluntary Without Good Reason ($)		Involuntary With Cause ($)		Voluntary With Good Reason ($)		Disability ($)		Death ($)
Terrence W. Cavanaugh
Pension	0		0		0		0		0		(60,013	)(2)
SERP	168,676	(1)	168,676	(1)	168,676	(1)	168,676	(1)	168,676	(1)	(339,460	)(2)
Marcia A. Dall
Pension	0		0		0		0		0		16,421	(2)
SERP	0		0		0		0		0		41,902	(2)
Richard F. Burt, Jr.
Pension	0		0		0		0		0		22,035	(2)
SERP	0		0		0		0		0		26,013	(2)
George D. Dufala
Pension	70,602	(3)	70,602	(3)	70,602	(3)	70,602	(3)	0		306,881	(2)
SERP	118,309	(1)	118,309	(1)	118,309	(1)	118,309	(1)	0		519,103	(2)
John F. Kearns
Pension	0		0		0		0		0		10,202	(2)
SERP	0		0		0		0		0		10,387	(2)

(1)	The early retirement benefit defined in the SERP is considered to be a “subsidized” benefit because the early retirement reduction factors are more generous than an actuarially equivalent reduction for the early commencement of benefits. The amount shown is the additional present value attributable to receiving a reduced early retirement benefit from the SERP at current age, versus an unreduced benefit at age 65.

(2)	Upon the death of an NEO, an unreduced survivor benefit under the SERP and pension begins immediately. The amount shown is the additional present value attributable to the commencement of the 50% survivor benefit based upon the spouse’s age at December 31, 2013.

(3)	The early retirement benefit defined in the tax-qualified pension plan is considered to be a “subsidized” benefit because the early retirement reduction factors are more generous than an actuarially equivalent reduction for the early commencement of benefits. The amount shown is the additional present value attributable to receiving a reduced early retirement benefit from the tax-qualified pension plan at age 55, or current age if the NEO is older than age 55, versus an unreduced benefit at age 65.

Compensation Committee Interlocks and Insider Participation

Our compensation committee presently consists of Chair Thomas W. Palmer, Jonathan Hirt Hagen, Robert C. Wilburn and Thomas B. Hagen, ex officio (non-voting). Lucian L. Morrison was also a member of our compensation committee until his death on February 20, 2014. During 2013, no member of our compensation committee was an officer or employee of us, the Exchange, or any subsidiary or affiliate of us or the Exchange, nor was any committee member formerly an officer of us, except that Mr. Thomas Hagen served as an officer of the Company, including as our President and CEO, until 1993. All of the directors that serve on our compensation committee are independent directors as defined in the NASDAQ rules and qualified directors as required under the Holding Companies Act. Furthermore, none of our executive officers serves as a member of a compensation committee of another entity, one of whose executive officers serves on our compensation committee, nor do any of our executive officers serve as a director of another entity, one of whose executive officers serves on our compensation committee.

REPORT OF OUR EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE

The following report of our compensation committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933, or the “1933 Act,” or the Exchange Act, except to the extent that we specifically incorporate this report of our compensation committee by reference therein.

The members of our compensation committee reviewed and discussed the Compensation Discussion and Analysis and, based on such review and discussions, recommended to our board of directors that the Compensation Discussion and Analysis be included in this information statement for filing with the SEC and the incorporation by reference of such Compensation Discussion and Analysis in our annual report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

Erie Indemnity Company Executive Compensation and Development Committee:

Thomas W. Palmer, Chair

Jonathan Hirt Hagen

Thomas B. Hagen, ex officio (non-voting)

Lucian L. Morrison

Robert C. Wilburn

February 19, 2014

DIRECTOR COMPENSATION

Overview

The goals of our director compensation program are to attract and retain directors of outstanding competence and ability and reward them in a fiscally responsible manner. Director performance is a key influencing factor in organizational performance. Accordingly, director compensation is reviewed periodically and adjusted, as appropriate, to align the interests of directors with our strategic objectives. Our compensation for directors includes retainer fees, board and committee meeting fees, stock grants, and committee chair fees.

The periodic review of director compensation is the responsibility of our compensation committee and our board of directors. In undertaking this responsibility, the committee engages independent advisors who provide compensation surveys of the financial services industry and supplemental data that is considered in setting director compensation levels. After reviewing the data, the compensation committee formulates a recommendation for review by our board of directors.

At its meeting on July 24, 2013, the compensation committee’s independent compensation consultant, Aon Hewitt, presented a market analysis of director compensation, including retainers, meeting fees and equity compensation plans. Based on a review of this market analysis, the Board approved an increase to the director’s annual cash retainer to $50,000 and increased the annual grant of deferred stock to $50,000.

2013 Director Compensation

The annual cash retainer in 2013 for our directors for services to us was $50,000 plus $1,500 for each board of directors or committee meeting attended. Our directors also received $50,000 of deferred stock credits as further described below. Committee chairpersons each received an additional $5,000, except for our audit committee chairperson who received $15,000 and our compensation committee chairperson who received $10,000. In lieu of committee meeting fees and committee chair fees, the chairman of our board, who is an ex officio member of all committees, received an additional annual fee of $75,000. Directors are paid retainers quarterly and all directors are reimbursed for their expenses incurred for attending meetings. Officers of the Company who serve as directors are not compensated for attendance at meetings of our board of directors and its committees. See also Related Person Transactions.

A director may elect prior to the end of a calendar year to defer receipt of up to 100% of the director’s compensation for the following year, including retainers, meeting fees and chairperson fees. A deferred compensation account is maintained for each outside director who elects to defer director compensation. A director who defers compensation may select hypothetical investment options for amounts in the director’s deferred compensation account and such account is credited with hypothetical interest, based on the investment results of the hypothetical investment options selected. The hypothetical investment funds mirror investment options that are offered to participants in our tax-qualified 401(k) plan. As in our 401(k) plan, participants in the outside directors deferred compensation plan may exchange investment funds daily. The return credited to a participant’s deferred compensation plan account is determined by the investment results of the hypothetical investment funds selected by the participant.

We also maintain a deferred stock account in the deferred compensation plan for each outside director. The purpose of this plan is to further align the interests of outside directors with shareholders by providing for payment of a portion of annual compensation for directors’ services in annual share credits, the value of which are determined by shares of our Class A common stock. The account is updated annually with additional share credits. The number of additional annual share credits is determined by dividing $50,000 by the closing price of our Class A common stock on the first business day after our annual meeting of shareholders. Each director vests in the share credits 25% every three full calendar months over the course of a year, with the final 25% vesting on the day before the next annual meeting, if the next annual meeting is held before the final three full calendar months have elapsed. Dividend equivalent credits paid by us are reinvested into each director’s deferred stock account as additional share credits which vest immediately. Upon leaving board service, directors receive shares of our Class A common stock equal to the number of share credits in their deferred stock account. We account for the fair value of the directors’ share credits and dividend equivalent credits under the plan in accordance with FASB Accounting Standards Codification 718-740, “Compensation — Stock Compensation.” In 2013, the annual charge related to this plan was approximately $600,000.

We make adjustments to maintain each director’s compensation at market median or about the 50th percentile of our peer group. Added responsibilities or additional duties, such as committee chairperson or chairman of the board, may cause variations in each director’s total compensation earned. Mr. Cavanaugh does not receive compensation for serving on our board of directors as that is considered part of the duties of the president and CEO. The following table sets forth the compensation earned by our directors for services rendered in that capacity during 2013.

Director Compensation Table for 2013

	Fees
	Earned		All Other
	or Paid	Stock	Compen-
	in Cash	Awards	sation	Total
Name	($)(1)	($)(2)	($)(3)	($)
J. Ralph Borneman, Jr.	79,500	50,000	42,996	172,496
Terrence W. Cavanaugh	n/a	n/a	n/a	n/a
Jonathan Hirt Hagen	105,500	50,000	32,352	187,852
Susan Hirt Hagen	81,000	50,000	68,250	199,250
Thomas B. Hagen	133,000	50,000	49,759	232,759
C. Scott Hartz	82,000	50,000	39,545	171,545
Claude C. Lilly, III	106,000	50,000	42,996	198,996
Lucian L. Morrison	88,875	50,000	28,386	167,261
Thomas W. Palmer	112,250	50,000	28,386	190,636
Martin P. Sheffield	73,000	50,000	10,535	133,535
Richard L. Stover	93,000	50,000	10,535	153,535
Elizabeth Hirt Vorsheck	85,500	50,000	24,484	159,984
Robert C. Wilburn	99,500	50,000	42,996	188,496

(1)	For additional information on directors’ compensation, see 2013 Director Compensation above.

(2)	Amounts reported in this column represent the 2013 annual share credits to the directors’ deferred stock account under the outside directors deferred compensation plan. Two grants were made in 2013. The first grant of $45,000 was made on April 18, 2013 and the closing stock price on that date was $76.36. The second grant of $5,000 was made on August 1, 2013 and the closing stock price on that date was $80.00. See 2013 Director Compensation above for a more detailed explanation of the deferred stock account.

(3)	All Other Compensation includes dividend equivalent credits associated with the deferred stock account in the deferred compensation plan. Amounts for Mrs. Hagen and Mr. Thomas Hagen also include $25,253 and $25,275, respectively, as indemnification for early repayments on life insurance policies under split-dollar agreements that were terminated on December 31, 2003.

Director Stock Ownership Guidelines

Each of our directors is required to maintain ownership of a minimum of $40,000 of our stock on a cost basis. Newly elected directors are required to purchase an equivalent of $40,000 of our stock on a cost basis within 24 months of having been elected as a director. Directors are expected to continue to meet these minimum stock ownership requirements until they leave board service.

Our minimum stock ownership requirements do not apply to a director who is an owner, partner, director, trustee, officer or employee of, or advisor to, any person holding, of record or beneficially, directly or indirectly, more than five percent of the Company’s Class A or Class B common stock, or the sole or shared power to vote or direct the voting of such shares. Prior to his death on February 20, 2014, Lucian L. Morrison served in one or more of these capacities to Sentinel, the corporate trustee of the H.O. Hirt Trusts. Accordingly, he was not subject to our minimum stock ownership requirements.

Director Education Program

We offer a director education program which provides each director with access to various resources to assist him or her with enhancing the skills and strategies that drive effective directorship. We pay for the cost of each director’s membership in the National Association of Corporate Directors, underwrite the cost of attendance at certain educational seminars and conferences, and provide subscriptions to Corporate Board Member and other relevant business news journals, magazines and online resources.

Matching Gifts Program

Through our matching gifts program, we will match contributions made by employees or directors to eligible charitable organizations and educational institutions up to a maximum of $10,000 per employee or director, per year. Company matching applies to personal contributions of cash or marketable securities actually made, not pledged, by the employee or director during the calendar year.

RELATED PERSON TRANSACTIONS

Recognizing that related person transactions present a heightened risk of conflicts of interest, or create the appearance of conflicts of interest, our board of directors adopted a policy regarding transactions involving us and a related person. This policy requires that all related person transactions from the prior fiscal year be reviewed by our nominating committee and either be approved or disapproved for the current fiscal year. The policy also requires that any other proposed related person transaction, or any change to a previously approved related person transaction, be presented to our nominating committee for approval or disapproval. A copy of the policy as adopted by our board of directors may be viewed on our website at: http://www.erieinsurance.com.

J. Ralph Borneman, Jr., one of our directors, is an officer and principal shareholder of an insurance agency that receives insurance commissions in the ordinary course of business from the insurance companies we manage in accordance with their standard commission schedules and agents’ contracts. Mr. Borneman also has a son who is an officer and principal shareholder of another insurance agency that receives commissions in the ordinary course of business from the insurance companies we manage in accordance with their standard commission schedules and agents’ contracts. Payments made during 2013 to Mr. Borneman’s agency and Mr. Borneman’s son’s agency for commissions written on insurance policies from the Property and Casualty Group and EFL totaled $435,343 and $3,412,850, respectively. At its meeting on February 15, 2014, our nominating committee approved the commissions paid to Mr. Borneman’s agency and Mr. Borneman’s son’s agency during 2013.

PROPOSAL 2 — APPROVAL OF THE CONTINUATION OF OUR ANNUAL INCENTIVE PLAN,

AS AMENDED AND RESTATED, FOR THE PURPOSE OF MAINTAINING ITS QUALIFICATION

UNDER SECTION 162(m) OF THE INTERNAL REVENUE CODE

General. At the annual meeting, we will ask the holders of our Class B common stock to approve the continuation of the Erie Indemnity Company Annual Incentive Plan, as amended and restated (“AIP”). The AIP was first effective March 2, 2004, and provides for awards based on the attainment of Company performance goals and individual performance goals. The restatement of the AIP, if approved, will be effective as of January 1, 2014, and will remain in effect until further amended or terminated by the board of directors, provided that no awards may be made under the AIP after the 2019 annual meeting unless the holders of Class B common stock again approve the AIP at or before that meeting.

We are seeking approval of the continuation of the AIP so that awards may continue to be made under the AIP, and so that certain awards may, if intended, be eligible for an exception to the limit imposed by Section 162(m) of the Code on an employer’s federal income tax deduction for compensation paid to the chief executive officer or any of the three other highest compensated executive officers, not including the chief financial officer (the “Covered Employees”). The deduction limit is generally $1.0 million in any taxable year, but it does not apply to certain qualified performance-based pay that satisfies conditions specified by Section 162(m). These conditions include that the compensation be paid under a plan on account of the attainment of pre-established, objective performance goals, and that the employer’s shareholders periodically approve the material terms of the performance goals, including: the employees eligible for the performance-based compensation, the business criteria on which the performance goals are based (called performance measures), and the maximum amount of compensation payable to any eligible employee under the plan. Shareholder approval of the continuation of the AIP would constitute approval of the material terms of the AIP’s performance goals for purposes of Code Section 162(m).

The material terms of the AIP are summarized below. This summary is qualified in its entirety by reference to the provisions of the AIP, a copy of which is included as Appendix A to this information statement.

Purpose of AIP; Purpose of Restatement. The purpose of the AIP is to advance the best interests of the Company and the other members of the Erie Insurance Group, including EFL and the Exchange, and thereby enhance shareholder value of the Company. The AIP gives incentive to participating employees by providing for cash awards upon the Company’s and individuals’ attainment of performance goals established in accordance with the AIP for each calendar year.

The restatement of the AIP expands the group of new or newly promoted employees to whom awards may be granted after the beginning of a calendar year to include Covered Employees; allows an award to be increased upon the promotion of its holder, unless the award is intended to qualify for the performance-based pay exception to Code Section 162(m)’s $1.0 million deduction limit; provides additional measures upon which Company performance goals may be based and additional examples of items that may be included or excluded in the measurement of Company performance for AIP purposes; and gives the committee that administers the AIP authority to delegate certain of its authority and discretion, and discretion to determine whether an award shall be intended to qualify for the performance-based pay exception to Code Section 162(m).

Administration of the AIP. The AIP calls for administration by a committee consisting solely of “outside directors” as defined in the regulations under Code Section 162(m) (the “Committee”). Currently, our Executive Compensation and Development Committee is the Committee that administers the AIP. The Committee may delegate to the Chief Executive Officer or his or her delegate certain of its authority and discretion, excluding that with respect to awards for employees subject to the reporting requirements of the Exchange Act and awards intended to qualify for the performance-based pay exception to Code Section 162(m)’s $1.0 million deduction limit.

Participation. To be eligible for the AIP, an employee must be a key employee of the Company or another member of the Erie Insurance Group who the Committee determines has or has potential for having a significant effect on the operations or results of the Company or the Erie Insurance Group. The Committee selects, from among the employees eligible for the AIP, those who will be participants for a given calendar year. If an employee becomes eligible for the AIP upon hire or promotion after the beginning of the calendar year, the Committee may provide for the employee’s participation in the AIP for that year on a pro-rata basis. Currently, approximately 28 employees of the Erie Insurance Group are eligible for selection to participate in the AIP. Employees are not eligible to participate in any other annual incentive or bonus plan of a member of the Erie Insurance Group for a year or the portion of a year in which they are selected to participate in the AIP.

Company Performance Goal. For each calendar year (and, for an award intended to qualify for the performance-based pay exception to Code Section 162(m)’s $1.0 million deduction limit, within the first 90 days of the year), the Committee establishes Company performance goals for each employee who is an AIP participant for that year. A Company performance goal will be based on one or more of the following measures of performance for the calendar year: (i) applications for insurance policies, (ii) policies-in-force, (iii) retention ratio, (iv) direct written premiums, (v) the operating ratio of the property and casualty insurance operations of the Erie Insurance Group, (vi) the reported or adjusted statutory or GAAP combined ratio, loss ratio, expense ratio or dividend ratio of the property and casualty insurance operations of the Erie Insurance Group, (vii) net income (including net income before or after taxes), net income per share and net income per share growth rate, (viii) net operating income (net income excluding realized gains and losses net of taxes), net operating income per share and net operating income per share growth rate, (ix) operating revenue, net premiums written or net premiums earned, (x) operating expenses, cost of management operations or underwriting expenses, (xi) cash flow, (xii) return on capital, surplus, shareholders’ equity, assets or investments, (xiii) economic value added (the excess of net operating profit after taxes over the weighted average cost of capital, relative to average capital employed), (xiv) stock price, (xv) market share, (xvi) gross margins, (xvii) statutory Risk Based Capital score, (xviii) ratings of financial strength, issuer credit, debt, or other similar indicators of financial soundness issued by independent rating agencies or firms, such as A.M. Best Company, Standard & Poor’s, Moody’s and Fitch Ratings, (xix) rankings or awards from independent survey and rating firms, such as J.D. Powers, for customer, insured, agent and employee satisfaction, (xx) delivery of objective information technology projects, (xxi) return on revenue, and (xxii) same store sales. Company performance measures may be based on the performance of the Company, the Erie Insurance Group, any member of the Erie Insurance Group, a division, department, business unit or other portion of any of them, a product line or products, or any combination of the foregoing, or upon a comparison of performance with the performance of a peer group or other measure selected by the Committee. The Committee may provide, when establishing Company performance goals, that the measurement of performance will include or exclude particular items or specified events, such as losses from discontinued operations; debt prepayment penalties; extraordinary gains or losses; the cumulative effect of accounting changes or the effect of material changes in tax laws; acquisitions or divestitures; unusual or nonrecurring items; asset write downs; litigation, claims, judgments, or settlements not related to core operations; expenses for reorganization or restructuring initiatives; currency fluctuations; reserve strengthening or financing activities; and realized investment gains or losses.

Company Incentive Targets and Actual Awards. The Committee sets, for each AIP participant for the calendar year, a Company incentive target, expressed as a percentage of the participant’s salary at the rate that will be in effect at year end. The actual Company incentive award, if any, payable to the participant for the year will be computed under a formula specified by the Committee when it establishes the Company performance goals for the participant. The formula will produce an actual award amount, if any, that is equal to, or is a fraction or multiple of, the participant’s Company incentive target, depending on whether, and the level at which, the Company performance goals for the participant were achieved or exceeded.

Maximum Company Incentive Award. The maximum Company incentive award payable to a participant for a calendar year is $3.0 million.

Individual Performance Goals. The AIP also provides for individual incentive awards based on individual performance goals. The Committee selects eligible employees who will participate under the AIP’s individual incentive award provisions for a calendar year. For each selected participant, the Committee reviews and approves the individual performance goals established for the calendar year pursuant to the Company’s employee performance assessment program and set out in the participant’s performance assessment form for that year.

Individual Incentive Targets and Actual Awards. The Committee sets an individual incentive target for each eligible employee selected to participate under the AIP’s individual incentive award provisions for a calendar year. The actual individual incentive award, if any, payable to the participant for the year will be computed in accordance with the method specified by the Committee when it approves the individual performance goals for the participant for the year. The method will produce an award amount, if any, that is equal to, or is a fraction or multiple of, the individual incentive target, depending on whether, and the level at which, the participant achieved or exceeded his or her individual performance goals for the year.

Adjustment of Targets and Awards. The Committee may decrease, but may not increase, Company and individual incentive targets and the actual award amounts that would otherwise be payable based on performance, provided however that, upon a participant’s promotion, the Committee may increase the participant’s Company incentive target or individual incentive target, or both, unless the award is intended to qualify for the performance-based pay exception to Code Section 162(m)’s $1.0 million deduction limit.

Certification of Satisfaction of Goals. After the end of the calendar year, the Committee determines and certifies whether, and the level at which, participants’ Company performance goals and, if applicable, individual performance goals were achieved or exceeded and determines the amounts of AIP awards for the year.

Payment of Awards. The Company pays AIP awards for a calendar year in the next following calendar year, as promptly as reasonably possible following the Committee’s certification and determination of the awards, unless a participant is eligible to and has elected deferred payment in accordance with the Deferred Compensation Plan of Erie Indemnity Company. If a participant has elected deferred payment¸ the Company will pay the award at the time elected, as adjusted for deemed investment experience under the deemed investment vehicles offered under the Deferred Compensation Plan of Erie Indemnity Company.

Bonus Recoupment Policy and Share Purchase and Retention Policy. The agreement evidencing an award will require the participant to comply with the Company’s policies regarding the recoupment of bonuses and the purchase and retention of shares.

Termination of Employment. A participant whose employment terminates before December 31 of the calendar year of an award has no right to payment under that award, unless the termination is by reason of death, disability, or retirement (after attainment of age 65, or attainment of age 55 and completion of 15 years of service), in which case the participant will be entitled to a pro rata portion of the award that would otherwise have been payable. The Committee may determine that a larger portion will be paid in the case of a termination by reason of death, disability, or retirement, and may determine that all or part of an award will be paid in the case of any other termination, except a termination for cause.

Amendment or Termination of AIP. Generally, our board of directors has authority to amend the AIP and terminate the AIP without the approval of our shareholders. However approval of shareholders is required for an amendment if it is required by law or by the rules of an applicable stock exchange.

Plan Benefits. Awards under the AIP are discretionary, and the amount paid under awards will depend on the achievement of established performance goals. Therefore, it is not possible to determine who will receive awards under the AIP and in what amounts. The amount of the cash awards paid under the AIP to each of the named executive officers for 2013 is set forth in the Summary Compensation Table. The aggregate amount of cash awards paid to executive officers for 2013 was $4,423,702 and the aggregate amount of cash awards paid for 2013 to all participants in the AIP was $8,314,881.

Our board of directors believes that continuation of the AIP is in our best interests and those of our shareholders.

Required Vote. The affirmative vote of a majority of the shares of Class B common stock cast at our annual meeting is necessary to approve the amendment, restatement, and continuation of the AIP.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE CONTINUATION OF THE AIP.

PROPOSAL 3 — APPROVAL OF THE CONTINUATION OF OUR LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED, FOR THE PURPOSE OF MAINTAINING ITS QUALIFICATION

UNDER SECTION 162(m) OF THE INTERNAL REVENUE CODE

General. At the annual meeting, we will ask the holders of our Class B common stock to approve the continuation of the Erie Indemnity Company Long-Term Incentive Plan, as amended and restated (“LTIP”). The LTIP was first effective March 2, 2004. The restatement of the LTIP, if approved, will be effective as of January 1, 2014, and will remain in effect until further amended or terminated by the board of directors, provided that no awards may be made under the LTIP after the 2019 annual meeting unless the holders of Class B common stock again approve the LTIP at or before that meeting.

We are seeking approval of the continuation of the LTIP so that awards may continue to be made under the LTIP, and so that certain awards may, if intended, be eligible for an exception to the limit imposed by Section 162(m) of the Code on an employer’s federal income tax deduction for compensation paid to the chief executive officer or any of the three other highest compensated executive officers, not including the chief financial officer (the “Covered Employees”). The deduction limit is generally $1.0 million in any taxable year, but it does not apply to certain qualified performance-based pay that satisfies conditions specified by Section 162(m). These conditions include that the compensation be paid under a plan on account of the attainment of pre-established, objective performance goals, and that the employer’s shareholders periodically approve the material terms of the performance goals, including: the employees eligible for the performance-based compensation, the business criteria on which the performance goals are based (called performance measures), and the maximum amount of compensation payable to any eligible employee under the plan. Shareholder approval of the continuation of the LTIP would constitute approval of the material terms of the LTIP’s performance goals for purposes of Code Section 162(m).

The material terms of the LTIP are summarized below. This summary is qualified in its entirety by reference to the provisions of the LTIP, a copy of which is included as Appendix B to this information statement.

Purpose of LTIP; Purpose of Restatement. The purpose of the LTIP is to enhance the growth and profitability of the Company and the other members of the Erie Insurance Group, including EFL and the Exchange, by providing the incentive of long-term rewards in the form of Restricted Performance Shares or Performance Units to key employees who are capable of having a significant impact on the performance of the members of the Erie Insurance Group; to attract and retain employees of outstanding competence and ability; and to further align the interests of such employees with those of our shareholders.

The restatement of the LTIP expands the group of new or newly promoted employees to whom awards may be granted after the beginning of a performance period, to include Covered Employees; allows an award to be increased upon the promotion of its holder, unless the award is intended to qualify for the performance-based pay exception to Code Section 162(m)’s $1.0 million deduction limit; provides additional measures upon which Company performance goals may be based and additional examples of items that may be included or excluded in the measurement of Company performance for LTIP purposes; and gives the committee that administers the LTIP authority to delegate certain of its authority and discretion. The restatement also increases the maximum amount payable for a performance period under an award of Performance Units; allows participants to elect payment of Restricted Performance Shares in cash under specified circumstances; and increases the aggregate net number of shares of our Class A common stock that may be paid under the LTIP.

Administration of the LTIP. The LTIP calls for administration by a committee consisting solely of members of the board of directors who are both “non-employee directors” as defined in Rule 16b-3 under the Exchange Act and “outside directors” as defined in the regulations under Code Section 162(m) (the “Committee”). Currently, our Executive Compensation and Development Committee is the Committee that administers the LTIP. The Committee may delegate to the Chief Executive Officer or his or her delegate certain of its authority and discretion, excluding that with respect to awards for employees subject to the reporting requirements of the Exchange Act and awards intended to qualify for the performance-based pay exception to Code Section 162(m)’s $1.0 million deduction limit.

Participation. To be eligible for the LTIP, an employee must be a key employee of the Company or another member of the Erie Insurance Group who the Committee determines has or has potential for having a significant effect on the operations or results of the Company or the Erie Insurance Group. The Committee selects, from among the employees eligible for the LTIP, those who will be participants for a given performance period. If an employee becomes eligible for the LTIP upon hire or promotion after the beginning of a performance period, the Committee may provide for the employee’s participation in the LTIP for that performance period on a pro-rata basis. Currently, approximately 28 employees of the Erie Insurance Group are eligible for selection to participate in the LTIP.

Shares Available for Issuance under the LTIP. The aggregate net number of shares of our Class A common stock that may be paid under the LTIP (counting all awards of Restricted Performance Shares from the Plan’s inception) is 1,500,000 shares, subject to adjustment and substitution as described below. These shares will not be newly issued shares of the Company. Rather, the Company or our agent will repurchase outstanding shares of Class A common stock in the market or otherwise to satisfy the Company’s obligations to pay awards of Restricted Performance Shares under the LTIP. Shares subject to a Restricted Performance Share award that is canceled or expires or settled in cash will not be considered to have been paid under the LTIP. If the Company withholds shares, or shares are delivered, in connection with the satisfaction of tax withholding obligations relating to an award, those shares will again be available for payment under the LTIP.

Awards of Restricted Performance Shares and Performance Units. The LTIP authorizes the Committee to award Restricted Performance Shares or Performance Units, or both, to participants. Restricted Performance Shares represent a right to receive shares of Class A common stock, and Performance Units represent a right to receive a cash payment (calculated on the basis of a Participant’s salary or another element of compensation determined by the Committee), in either case upon the achievement, during a specified performance period, of the performance goals established by the Committee at the time of the award.

When awarding Restricted Performance Shares and Performance Units, the Committee specifies (1) the performance goals applicable to the award and the weighting of such goals, (2) the performance period during which the achievement of the performance goals is to be measured, which must be at least one calendar year, (3) the number of shares of Class A common stock or the dollar amount that may be earned by the participant upon the achievement of the performance goals, or the formula for calculating the number of shares or the dollar amount earned based on the level of achievement of the performance goals, and (4) such other terms and conditions as the Committee determines to be appropriate.

Performance Goals. “Performance goals” are objective measures of performance during a specified performance period. Performance goals are based upon one or more of the following performance measures and expressed in either, or a combination of, absolute or relative values: (i) applications for insurance policies, (ii) policies-in-force, (iii) retention ratio, (iv) direct written premiums, (v) the operating ratio of the property and casualty insurance operations of the Erie Insurance Group, (vi) the reported or adjusted statutory or GAAP combined ratio, loss ratio, expense ratio or dividend ratio of the property and casualty insurance operations of the Erie Insurance Group, (vii) net income (including net income before or after taxes), net income per share and net income per share growth rate, (viii) net operating income (net income excluding realized gains and losses net of taxes), net operating income per share and net operating income per share growth rate, (ix) operating revenue, net premiums written or net premiums earned, (x) operating expenses, cost of management operations or underwriting expenses, (xi) cash flow, (xii) return on capital, surplus, shareholders’ equity, assets or investments, (xiii) economic value added (the excess of net operating profit after taxes over the weighted average cost of capital, relative to average capital employed), (xiv) stock price, (xv) market share, (xvi) gross margins, (xvii) statutory Risk Based Capital score, (xviii) ratings of financial strength, issuer credit, debt, or other similar indicators of financial soundness issued by independent rating agencies or firms, such as A.M. Best Company, Standard & Poor’s, Moody’s and Fitch Ratings, (xix) rankings or awards from independent survey and rating firms, such as J.D. Powers, for customer, insured, agent and employee satisfaction, (xx) delivery of objective information technology projects, (xxi) return on revenue, and (xxii) same store sales.

Performance measures may be based on the performance of the Erie Insurance Group, the Company or any other member of the Erie Insurance Group, a division, department, business unit or other portion of any of them, a product line or products, or any combination of the foregoing or upon a comparison of such performance with the performance of a peer group or other measure selected by the Committee when awarding Restricted Performance Shares or Performance Units. The Committee may provide, when establishing Company performance goals, that the measurement of performance will include or exclude particular items or specified events, such as losses from discontinued operations; debt prepayment penalties; extraordinary gains or losses; the cumulative effect of accounting changes or the effect of material changes in tax laws; acquisitions or divestitures; unusual or nonrecurring items; asset write downs; litigation, claims, judgments, or settlements not related to core operations; expenses for reorganization or restructuring initiatives; currency fluctuations; reserve strengthening or financing activities; and realized investment gains or losses.

Adjustment of Awards. The Committee may decrease, but may not increase, the number of shares or amount payable under an award, provided however that, upon a participant’s promotion, the Committee may increase the amount available under the participant’s award, unless the award is intended to qualify for the performance-based pay exception to Code Section 162(m)’s $1.0 million deduction limit.

Certification of Achievement of Goals. Following the end of a performance period, the Committee determines and certifies whether the performance goals established with respect to a participant’s Restricted Performance Shares or Performance Units were achieved, and the level of such achievement. The Committee then determines the number of shares of Class A common stock or the dollar amount earned by the participant on the basis of such performance, in accordance with the formula specified by the Committee in the award of the Restricted Performance Shares or Performance Units.

Maximum Award. The maximum number of shares of Class A common stock a participant may earn for any one performance period under the LTIP with respect to an award of Restricted Performance Shares is 250,000 shares. The maximum dollar amount a participant may earn for any one performance period with respect to an award of Performance Units is $5 million.

Payment of Awards. The Company pays LTIP awards in the calendar year next following the end of the performance period for the award, as promptly as reasonably practicable following the Committee’s certification and determination of the number of shares or amount earned. Performance Units are paid in cash. Restricted Performance Shares are paid in shares of Class A common stock, except that, upon a participant’s termination of employment by reason of early or normal retirement, permanent disability, or death, or upon a participant’s termination by any reason after the end of a performance period and before the payment of the award, the participant or beneficiary may elect to have payment made in cash rather than in shares.

If a participant is a specified key employee for purposes of Code Section 409A, no payment triggered by a separation from service may be paid within six months of the separation from service.

Bonus Recoupment Policy and Share Purchase and Retention Policy. The agreement evidencing an award will require the participant to comply with the Company’s policies regarding the recoupment of bonuses and the purchase and retention of shares.

Termination of Employment. A participant whose employment terminates before the end of a performance period has no right to payment under the LTIP for that performance period, unless the termination is by reason of death, disability, or retirement (after attainment of age 65, or attainment of age 55 and completion of 15 years of service). In the case of death, disability, or retirement, whether and the extent to which the performance goals established for the participant’s Restricted Performance Shares or Performance Units have been achieved will be determined on the basis of a shortened performance period ending at the end of the calendar year of the termination of employment. The number of shares of Class A common stock or the dollar amount to which the deceased, disabled, or retired participant will be entitled is the number or amount earned based on the shortened performance period, multiplied by the fraction of the original performance period elapsed before the termination of the participant’s employment. The Committee may determine that a larger portion of the shares or amount earned during the shortened performance period will be paid in the case of a termination by reason of death, disability, or retirement, and may determine that all or part of an award will be paid in the event of any other termination, except a termination for cause.

Adjustment of Class A Common Stock. In the event of a change in corporate capitalization, a corporate transaction, a reorganization, or a liquidation involving the Company, the number and class of shares payable under a Restricted Performance Share award, the maximum number of shares issuable under the LTIP, and the maximum number of shares a participant may earn under the LTIP for any performance period will be adjusted, as determined by the Committee to be appropriate and equitable to prevent dilution or enlargement of the benefits available under the plan.

Amendment or Termination of LTIP. Generally, our board of directors may amend or terminate the LTIP without the approval of shareholders or participants. However approval of the shareholders is required for an amendment if it is required by law or by the rules of an applicable stock exchange, or if the amendment increases the number of shares available under the LTIP or the limits on the awards an individual may earn for a performance period.

Plan Benefits. Awards of Restricted Performance Shares and Performance Units under the LTIP are discretionary, and the number of shares of Class A common stock or the dollar amount payable under an award will depend on the achievement of established performance goals. Therefore, it is not possible to determine who will receive awards and what number of shares or dollar amounts will be payable under the LTIP. The maximum number of shares of Class A common stock that could be paid under the LTIP to each of the named executive officers for the performance period ended in 2013 is set forth in the Outstanding Equity Awards Table. The aggregate number of shares of Class A common stock to be paid to participants in the LTIP for the performance period ended 2013 will not be determinable until peer group results become available later in 2014.

Our board of directors believes that continuation of the LTIP is in our best interests and those of our shareholders.

Required Vote. The affirmative vote of a majority of the shares of Class B common stock cast at our annual meeting is necessary to approve the amendment, restatement, and continuation of the LTIP.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE CONTINUATION OF THE LTIP.

PROPOSAL 4 — APPROVAL, ON AN ADVISORY BASIS, OF

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Introduction

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or “Dodd-Frank Act,” gives our shareholders the right to approve, on a non-binding advisory basis, the compensation paid to our named executive officers as disclosed in this information statement in accordance with SEC rules. We held our first advisory vote on executive compensation at our 2011 annual meeting.

The goal of our executive compensation program is to attract, motivate, retain and reward executives in a fiscally responsible manner. To achieve this objective, we design executive compensation programs that encourage our executives to strive for performance that is better than the industry average and achieve our corporate goals. We provide a mix of fixed and variable compensation that is intended to motivate our executives to execute on short- and long-term objectives that build sustainable long-term value. We believe that our compensation program balances the interests of our primary stakeholders, our shareholders, with the policyholders of the Exchange. For more information about our compensation philosophy and practices, see the “Compensation Discussion and Analysis” and “Executive Compensation” sections above.

We are asking our shareholders to indicate their support for the compensation of our named executive officers, as described in this information statement, by approving the following resolution. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy and practices described in this information statement. The resolution is advisory in nature and, therefore, does not bind us to any particular action; however, our compensation committee intends to consider the results of this advisory vote when it makes future decisions regarding the compensation of our executive officers.

Recommendation

The following resolution will be submitted for a shareholder vote at our annual meeting:

“RESOLVED, that the shareholders of Erie Indemnity Company approve the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion in this information statement.”

Required Vote

The affirmative vote of a majority of the shares of Class B common stock cast at our annual meeting is required to approve, on a non-binding advisory basis, the resolution endorsing the compensation of the Company’s named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE RESOLUTION IN PROPOSAL 4.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Pursuant to our bylaws, our audit committee has sole authority to engage our independent registered public accountants. Our audit committee annually considers the selection of our independent registered public accountants. Our audit committee selected Ernst & Young LLP to be our independent registered public accountants for the fiscal years ended December 31, 2013 and 2012 and Ernst & Young LLP served in that capacity for the fiscal years ended December 31, 2013 and 2012.

Representatives from Ernst & Young LLP are expected to attend our annual meeting and will have the opportunity to make a statement if they so desire. Such representatives are expected to be available at our annual meeting to respond to appropriate questions from shareholders.

REPORT OF OUR AUDIT COMMITTEE

The following report of our audit committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by us under the 1933 Act or the Exchange Act, except to the extent we specifically incorporate this report of our audit committee by reference therein.

The audit committee of our board of directors oversees the quality and integrity of our accounting, auditing and financial reporting practices. Our audit committee has adopted a written charter, a copy of which may be viewed on our website at: http://www.erieinsurance.com. Each member of our audit committee is an independent director as defined in the NASDAQ and SEC rules, satisfies the financial literacy requirements thereof and meets the requirements of the Holding Companies Act. In addition, our board of directors has determined that one member of our audit committee, Dr. Lilly, satisfies the financial expertise requirements and has the requisite experience as defined by rules of the SEC.

Our audit committee, which met six times during 2013, has the responsibility, consistent with the requirements of Section 1405(c)(4) of the Holding Companies Act and our bylaws, for the selection of our independent registered public accountants and for reviewing our financial condition, the scope and results of the independent audit and the adequacy of our accounting, financial, internal and operating controls.

Our audit committee oversees our internal audit department and, accordingly, reviews and approves its audit plans, reviews its audit reports and evaluates its performance.

Our audit committee reviews our financial reporting process on behalf of our board of directors. In fulfilling its responsibilities, our audit committee reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2013 with management.

Throughout 2013, management continued its documentation, testing and evaluation of our system of internal control over financial reporting as required by Section 404 of Sarbanes-Oxley and related regulations. Our audit committee was kept apprised of the progress of the evaluation through periodic updates from management and Ernst & Young LLP and provided oversight to management throughout the process. Our audit committee reviewed management’s report on the effectiveness of our internal control over financial reporting. Our audit committee also reviewed Ernst & Young LLP’s opinion on the effectiveness of internal control over financial reporting based on its audit.

Our audit committee discussed with Ernst & Young LLP the matters required to be discussed under Statement on Auditing Standards No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. In addition, our audit committee received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence, and has discussed with Ernst & Young LLP matters relating to its independence.

Our audit committee reviews its charter annually. Our audit committee has also established a procedure whereby persons with complaints or concerns about accounting, internal control or auditing matters may contact our audit committee anonymously.

Based upon the discussions and reviews referred to above, our audit committee recommended to our board of directors that (1) our audited consolidated financial statements be included in our annual report on Form 10-K for the year ended December 31, 2013 to be filed with the SEC, and (2) our board of directors accept management’s report on its assessment of the effectiveness of our internal control over financial reporting.

Erie Indemnity Company Audit Committee:

Claude C. Lilly, III, Chair

Jonathan Hirt Hagen

Thomas B. Hagen, ex officio (non-voting)

Lucian L. Morrison

Thomas W. Palmer

Martin P. Sheffield

Richard L. Stover

February 18, 2014

AUDIT FEES

Our audit committee approves the fees and other significant compensation to be paid to our independent registered public accountants for the purpose of preparing or issuing an audit report or related work. We provide appropriate funding, as determined by our audit committee, for payment of fees and other significant compensation to our independent registered public accountants. Our audit committee also preapproves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accountants. Our audit committee delegated to our audit committee chair preapproval authority for additional audit and non-audit services subject to subsequent approval by the full audit committee at its next scheduled meeting.

Our audit committee reviewed and discussed with Ernst & Young LLP the following fees for services, none of which were deemed to be for consulting services, rendered for our 2013 and 2012 fiscal years and considered the compatibility of non-audit services with Ernst & Young LLP’s independence:

	2013
	Erie Indemnity Company	Erie Insurance Exchange and Subsidiaries	Total
Audit fees	$1,069,432	$921,614	$1,991,046
Audit-related fees	—	—	—
Tax fees	15,000	—	15,000
All other fees	2,790	—	2,790

Total fees	$1,087,222	$921,614	$2,008,836

	2012
	Erie Indemnity Company	Erie Insurance Exchange and Subsidiaries	Total
Audit fees	$1,011,115	$859,458	$1,870,573
Audit-related fees	—	—	—
Tax fees	11,988	—	11,988
All other fees	2,790	—	2,790

Total fees	$1,025,893	$859,458	$1,885,351

“Audit Fees” includes fees associated with the annual audit, including the report on adequacy of our internal control over financial reporting, reviews of our quarterly reports on Form 10-Q and statutory audits. “Tax fees” shown for 2013 and 2012 were for services related to wash sales. “All other fees” includes amounts paid for an online accounting and auditing information subscription.

ANNUAL REPORT

A copy of our annual report for 2013 is being mailed to all holders of Class A common stock and Class B common stock together with this information statement.

OTHER MATTERS

Our board of directors does not know of any matter to be presented for consideration at our annual meeting other than the matters described in the notice of annual meeting.

By order of our board of directors,

Sean J. McLaughlin
Executive Vice President,
Secretary and General Counsel

March 14, 2014

Erie, Pennsylvania

APPENDIX A

ERIE INDEMNITY COMPANY

ANNUAL INCENTIVE PLAN

(As Amended and Restated Effective as of January 1, 2014)

1. Introduction.

Erie Indemnity Company (the “Company”) established the Annual Incentive Plan (the “Plan”), effective March 2, 2004. This document is an amendment and restatement of the Plan and shall be effective as of January 1, 2014, subject to shareholder approval as provided in Section 12.

2. Purposes.

The purpose of the Plan is to advance the best interests of the Erie Insurance Group and thereby enhance shareholder value of the Company by providing incentives in the form of annual cash bonus awards to certain management Employees upon the attainment of Performance Goals established in accordance with the Plan.

3. Definitions.

As used in this Plan:

(a) “Award Agreement” means a written or electronic agreement entered into between the Company and a Participant or other documentation issued by the Company, in either case setting forth the terms and conditions applicable to an award granted under the Plan. An Award Agreement shall be subject to the terms of the Plan.

(b) “Board of Directors” or “Board” means the Board of Directors of the Company.

(c) “Cause” has the meaning given in the relevant Participant’s employment agreement but, in the case of a Participant who does not have an employment agreement, the Committee shall interpret the term “Cause” for the purposes of this Plan.

(d) “Code” means the Internal Revenue Code of 1986, as amended. A reference to a particular subdivision of the Code shall also refer to that subdivision as it may be amended or to its successor.

(e) “Committee” means the Executive Compensation and Development Committee of the Board of Directors or another committee appointed by the Board, which shall be composed of not less than two members of the Board, each of whom at the time of appointment to the Committee and at all times during service as a member of the Committee shall be both (1) a “non-employee director” as then defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor rule and (2) an “outside director” as then defined in the regulations under Code section 162(m). If at any time there is no committee authorized or properly constituted to administer the Plan, the Board shall exercise the powers of the Committee. Furthermore, the Board may, in its discretion, assume any or all of the powers of the Committee. Where appropriate, the term “Committee” shall include any delegate of the Committee pursuant to Section 4.

(f) “Company” means Erie Indemnity Company.

(g) “Company Performance Goal” means an objective test of performance based on one or more of the following criteria and expressed in either, or a combination of, absolute or relative values or rates of change: (i) applications for insurance policies, (ii) policies-in-force, (iii) retention ratio, (iv) direct written premiums, (v) the operating ratio of the property and casualty insurance operations of the Erie Insurance Group, (vi) the reported or adjusted statutory or GAAP combined ratio, loss ratio, expense ratio or dividend ratio of the property and casualty insurance operations of the Erie Insurance Group, (vii) net income (including net income before or after taxes), net income per share and net income per share growth rate, (viii) net operating income (net income excluding realized gains and losses net of taxes), net operating income per share and net operating income per share growth rate, (ix) operating revenue, net premiums written or net premiums earned, (x) operating expenses, cost of management operations or underwriting expenses, (xi) cash flow, (xii) return on capital, surplus, shareholders’ equity, assets or investments, (xiii) economic value added (the excess of net operating profit after taxes over the weighted average cost of capital, relative to average capital employed), (xiv) stock price, (xv) market share, (xvi) gross margins, (xvii) statutory Risk Based Capital score, (xviii) ratings of financial strength, issuer credit, debt, or other similar indicators of financial soundness issued by independent rating agencies or firms, such as A.M. Best Company, Standard & Poor’s, Moody’s, and Fitch Ratings, (xix) rankings or awards from independent survey and rating firms, such as J.D. Powers, for customer, insured, agent and employee satisfaction, (xx) delivery of objective information technology projects, (xxi) return on revenue, and (xxii) same store sales. Performance measures may be based on the performance of the Company, the Erie Insurance Group, any member of the Erie Insurance Group, a division, department, business unit or other portion of such an entity, a product line or products, or any combination of the foregoing and/or upon a comparison of such performance with the performance of a peer group of corporations or other measure selected or defined by the Committee at the time of making an award. The Committee may specify that the measurement of performance shall include or exclude particular items, such as losses from discontinued operations; debt prepayment penalties; extraordinary gains or losses; the cumulative effect of accounting changes or the effect of material changes in tax laws; acquisitions or divestitures; unusual or nonrecurring items; asset write downs; litigation, claims, judgments, or settlements not related to core operations; expenses for reorganization or restructuring initiatives; currency fluctuations; reserve strengthening or financing activities; and realized investment gains or losses.

(h) “Company Incentive Award” has the meaning given in Section 8(c).

(i) “Company Incentive Target” has the meaning given in Section 8(b).

(j) “Early Retirement” means cessation of employment upon or after attainment of age 55 and completion of 15 years of Credited Service (as defined under the Erie Insurance Group Retirement Plan for Employees).

(k) “Employee” means an employee of the Company or of another member of the Erie Insurance Group.

(l) “Erie Insurance Group” means the Company and its subsidiaries and affiliates, including, but not by way of limitation, Erie Family Life Insurance Company and Erie Insurance Exchange, and subsidiaries of affiliates of the Company.

(m) “Individual Incentive Award” has the meaning given in Section 9(c).

(n) “Individual Incentive Target” has the meaning given in Section 9(b).

(o) “Individual Performance Goal” has the meaning given in Section 9(a).

(p) “Normal Retirement” means cessation of employment upon or after attainment of age 65.

(q) “Participant” means an Employee who holds an outstanding award under the Plan.

(r) “Performance Goal” means a Company Performance Goal or an Individual Performance Goal.

(s) “Performance Period” means the calendar year.

(t) “Permanent Disability” means a medically determinable physical or mental impairment that may be expected to result in death or to last at least a year and that renders an Employee incapable of performing the Employee’s duties with the Erie Insurance Group. A determination of disability shall be made by the Committee in a uniform, nondiscriminatory manner on the basis of medical evidence. Notwithstanding the foregoing, in the case of a determination that would accelerate payment of an award or amount that is deferred compensation subject to Code section 409A, a Participant shall be considered to have a “Permanent Disability” only if the Participant is “disabled” within the meaning of Code section 409A or the regulations issued under that section.

4. Administration.

The Committee shall administer the Plan. The Committee shall have all the powers and authority vested in it by the terms of the Plan. The Committee shall have full power and authority to interpret the Plan and

Award Agreements, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make any determinations it finds necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee in its discretion deems desirable. The Committee shall have complete discretion in the exercise of its powers and authority under the Plan, and the Committee’s interpretations, determinations, and decisions in the administration of the Plan shall be final and conclusive.

The Committee may act only by a majority of its members in office, except that:

(a) The Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

(b) The Committee may delegate to the Chief Executive Officer of the Company or his or her delegate ministerial duties and authority to interpret the Plan and respond to claims, provided that the Committee may not delegate authority with respect to (i) nonministerial actions affecting Participants subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, (ii) nonministerial actions with respect to awards intended to qualify for the performance-based exception under Code section 162(m), or (iii) the certification of the satisfaction of Performance Goals for awards intended to qualify for the performance-based exception under Code section 162(m).

(c) The Committee may delegate to the Chief Executive Officer or his or her delegate some or all of the Committee’s discretion and authority with respect to the granting of awards and establishing the terms of awards, including with respect to the granting of awards to specified categories of Employees, subject to the same limits as described in paragraph (b) above, and subject to any other limits the Committee may provide. By way of example, the Committee may delegate to the Chief Executive Officer discretion and authority to determine whether and when and under what terms the Company shall grant awards to Employees who are hired or promoted during a Performance Period (other than Employees subject to the reporting requirements of the Exchange Act), or the Committee may delegate authority to grant awards with specified Company Incentive Targets and Company Performance Goals to Employees who are hired or promoted to specified positions during a Performance Period.

5. Limits on Awards. For the limit on awards under this Plan, see Section 8(f).

6. Eligibility.

(a) In General. Any key Employee who the Committee, in its sole discretion determines has or has the potential of having a significant effect on the operations or results of the Company or the Erie Insurance Group shall be eligible to participate in the Plan for a Performance Period, provided that no Employee shall be entitled to an award except as determined by the Committee.

(b) New or Promoted Employee. An Employee hired during a Performance Period and an Employee promoted during a Performance Period who was not eligible to participate in the Plan at the beginning of the Performance Period may, as determined by the Committee in its sole discretion, become a Participant during a Performance Period and participate in the Plan for such Performance Period on a pro-rata basis based on the number of days in the Performance Period on which the Employee is a Participant in the Plan.

(c) Effect on Other Bonus Plan Participation. Participants in the Plan for a Performance Period shall be ineligible to participate in any other annual incentive or bonus plan sponsored by any member of the Erie Insurance Group for the portion of the Performance Period (measured in days) during which they participate in this Plan. An Employee who becomes a Participant after the first day of a Performance Period shall be entitled to a pro rata portion of the benefit, if any, to which he or she otherwise would be entitled under any other bonus plan for the Performance Period based on the number of days in the Performance Period before the date he or she became a Participant in this Plan.

(d) No Right to Continued Participation. The grant of an award to a Participant for a Performance Period shall not entitle the Participant to an award for a later Performance Period.

7. Awards.

(a) Types of Awards. Awards under the Plan may be in the form of Company Incentive Awards and Individual Incentive Awards.

(b) Grant of Awards, Terms of Awards, and Award Agreements. For each Performance Period, the Committee shall select the Employees to participate in the Plan, determine the amounts available under each award, and establish all other terms of each award. The Committee shall set forth the terms of each award in an Award Agreement. An Award Agreement shall specify Performance Goals, incentive targets, and the method for calculating incentive awards and may contain any provision approved by the Committee, subject to the terms of the Plan. An Award Agreement may make provision for any matter that is within the discretion of the Committee or may reserve for the Committee discretion to approve or authorize any action with respect to the award. To the extent an Award Agreement conflicts with the terms of this Plan, the terms of the Plan shall supersede the terms of the Award Agreement.

(c) Nonuniform Determinations. The Committee’s determinations under the Plan or Award Agreements, including, without limitation, the selection of Participants to receive awards, the targets, goals, amounts, and timing of awards, and the terms of specific Award Agreements, need not be uniform, regardless of whether Participants are similarly situated.

(d) Qualification for Section 162(m) Exception.

(i) Intention of Committee. The Committee may determine in its discretion whether it intends a Company Incentive Award to qualify for the exception under Code section 162(m) for performance-based compensation.

(ii) Committee’s Certification of Satisfaction of Performance Goals. The payment of a Company Incentive Award intended to qualify for the exception under Code section 162(m) for performance-based compensation is conditioned upon the satisfaction of Performance Goals, and the condition shall not be considered satisfied, and the award shall not be payable, unless the Committee certifies in writing that the Performance Goal has been satisfied.

(iii) Satisfaction of Other Requirements. To the extent an award is intended to qualify for the exception under Code section 162(m) for performance-based compensation, the Committee shall make such provisions in Award Agreements and follow such procedures as may be required to satisfy the conditions of the exception. By way of example, the Committee shall establish the Performance Goal associated with such an award within the first 90 days of the Performance Period, and the terms and conditions of payment for such an award shall conform to the requirements of the exception.

(e) Promotion of Participant. Notwithstanding the contrary provisions of Section 8(g) and Section 9(f), the Committee may in its discretion determine to increase the Company Incentive Target or Individual Incentive Target, or both of them, upon the promotion of an Employee who is already participating in the Plan for a Performance Period; provided however that the provisions of this subsection shall not apply to an award intended to qualify for the exception under Code section 162(m) for performance-based compensation. Should the Committee determine to increase the amount available under an award pursuant to this subsection, the increase shall result in the amount available under the award being the sum of (i) a portion of the amount available under original award that is proportionate to the part of the Performance Period that elapsed before the promotion, provided that the Committee shall provide that the level of the award in effect before the promotion shall be applied to salary at the rate that would have been in effect for the Participant at the end of the Performance Period had the Participant not been promoted, as determined by the Committee in its discretion with reference to similarly situated employees’ salaries, and (ii) a portion of the amount available under increased award that is proportionate to the part of the Performance Period that follows the promotion.

(f) Provisions Governing All Awards. All awards shall be subject to the following provisions:

(i) Transferability. An award shall not be transferable other than by will or the laws of descent and distribution. During the lifetime of a Participant, any action to be taken with respect to an award shall be taken only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant’s guardian or legal representative.

(ii) No Employment Rights. Neither the adoption of the Plan nor the grant of an award shall confer on a Participant the right to continue employment with the Employer, nor shall it interfere with the right of the Employer to terminate a Participant’s employment at any time for any reason, with or without cause.

(g) Recoupment of Awards. An Award Agreement shall contain such provisions as the Committee or Board shall determine to be appropriate requiring the Participant to comply with the Company’s policies or programs regarding the recoupment of bonuses or share purchase and retention requirements, or both, as such policies and programs may be modified or changed by the Board from time to time.

8. Company Incentive Targets and Awards and Company Performance Goals.

(a) Establishment of Company Performance Goals. The Committee shall establish specific written Company Performance Goals for each Employee to be awarded a Company Incentive Target for a Performance Period.

(b) Company Incentive Target. The Committee shall assign to each Participant a Company Incentive Target. The Company Incentive Target shall be expressed as a percentage of the Participant’s annual rate of base salary in effect on December 31 of the Performance Period for which the Company Incentive Target is being assigned and shall be the basis for calculating the amount of cash compensation payable to the Participant upon the attainment, in whole or in part, or the surpassing of, the Company Performance Goals for the Performance Period. With respect to a Company Incentive Award intended to qualify for the exception under Code section 162(m) for performance-based compensation, the Committee shall be determine and approve the Company Incentive Target not later than 90 days after the commencement of the Performance Period and establish the maximum Company Incentive Award that may be paid for the Performance Period.

(c) Company Incentive Award. A Company Incentive Award is the actual cash amount, if any, earned by a Participant during a Performance Period for the attainment, in whole or in part, or the surpassing, of the Company Performance Goals for such Performance Period provided, however, that with respect to an award that is intended to qualify for the exception under Code section 162(m) for performance-based compensation (1) no Company Incentive Award may exceed the Participant’s Company Incentive Target established for the actual level of achievement attained, and (2) payment of a Company Incentive Award shall be contingent upon the achievement of the Company Performance Goals.

(d) Method of Calculating Company Incentive Awards. When the Company Performance Goals are established for a Participant, the Committee shall also specify, in terms of an objective formula or standard, the method for calculating the amount of the Participant’s Company Incentive Award if the Company Performance Goal is attained, in whole or in part, or surpassed. If more than one Company Performance Goal is established for a Performance Period, the Committee shall also specify the weighting assigned to the Company Performance Goals. The terms specified by the Committee shall be objective such that a third party having knowledge of the relevant facts could determine whether or not a Performance Goal has been achieved, or the extent of such achievement, and the amount, if any, that has been earned by the Participant based on such achievement. The Committee may, at the time Company Performance Goals are established, determine that unusual items or certain specified events or occurrences, including changes in accounting standards or tax laws and the effects of non-operational or extraordinary items as defined by generally accepted accounting principles, shall be excluded from the calculation; provided that, with respect to a Company Incentive Award intended to qualify for the exception under Code section 162(m) for performance-based compensation, such determination does not cause the Company Incentive Award to fail to constitute “qualified performance-based compensation” under Code section 162(m).

(e) Determination of Company Incentive Award. After the end of the Performance Period, the Committee shall determine the amount of a Participant’s Company Incentive Award for the Performance Period, if any, based on the level of attainment of the applicable Company Performance Goals for the Performance Period in accordance with the terms of the award as set forth in the Award Agreement. A Company Incentive Award shall not be payable unless the Committee shall determine and certify in writing the extent to which the Company Performance Goals and other material terms of the Plan and the applicable Award Agreement were achieved.

(f) Maximum Company Incentive Award. Notwithstanding any other provision of this Plan, the maximum Company Incentive Award payable in cash to a Participant with respect to a Performance Period shall be $3.0 million.

(g) Discretion. The Committee shall have no discretion to increase a Company Incentive Target or Company Incentive Award that would otherwise be due upon attainment of the Company Performance Goals, or modify Company Performance Goals associated with a Performance Period; provided, however, that the Committee may in its discretion reduce or eliminate Company Incentive Targets or Company Incentive Awards for a Performance Period.

9. Individual Incentive Targets and Awards, and Individual Performance Goals.

(a) Establishment of Individual Performance Goals. For each Employee to be awarded an Individual Incentive Target for a Performance Period, the Committee shall review and approve the Employee’s Individual Performance Goals as established pursuant to the employee performance assessment program in effect from time to time and set forth on the Employee’s individual performance assessment form for the Performance Period.

(b) Individual Incentive Target. The Committee may in its discretion assign an Individual Incentive Target to a Participant for a Performance Period. The Individual Incentive Target shall be expressed as a percentage of the Participant’s annual rate of base salary in effect on December 31 of the Performance Period for which the Individual Incentive Target is being assigned and shall be the basis for calculating the amount of cash compensation payable to the Participant upon attaining, in whole or in part, or surpassing, the Participant’s Individual Performance Goals for the Performance Period.

(c) Individual Incentive Award. With respect to a Participant who has been awarded an Individual Incentive Target for a Performance Period, an Individual Incentive Award is the actual cash amount, if any, earned by the Participant during the Performance Period for attaining, in whole or in part, or surpassing the Participant’s Individual Performance Goals for the Performance Period.

(d) Method for Calculating Individual Incentive Award. When the Individual Performance Goals are established for a Participant, the Committee shall also specify the method for calculating the amount of the Individual Incentive Award if the Individual Performance Goals are attained, in whole or in part, or surpassed by the Participant. If more than one Individual Performance Goal is established for a Performance Period, the Committee shall also specify the weighting assigned to the Individual Performance Goals. The Committee may determine that unusual circumstances or certain specified events or occurrences shall be excluded from the calculation.

(e) Determination of Individual Incentive Award. After the end of the Performance Period, the Committee shall determine the amount of a Participant’s Individual Incentive Award for the Performance Period, if any, based on the level of attainment of the applicable Individual Performance Goals for the Performance Period in accordance with the terms of the award as set forth in the Award Agreement. An Individual Incentive Award shall not be payable unless the Committee shall determine and certify in writing the extent to which the Company Performance Goals and other material terms of the Plan and the applicable Award Agreement were achieved.

(f) Discretion. The Committee shall have no discretion to increase an Individual Incentive Target or Individual Incentive Award that would otherwise be due upon attainment of the Individual Performance Goals, or otherwise modify Individual Performance Goals associated with a Performance Period; provided, however, that the Committee may in its discretion reduce or eliminate Individual Incentive Targets or Individual Incentive Awards for a Performance Period.

10. Vesting in Award for a Performance Period.

(a) Vesting If Employed at End of Period. A Participant’s interest in an award shall become vested on the last day of the Performance Period for the award, provided that the Participant remains an Employee on that date.

(b) Forfeiture. A Participant shall forfeit all interest in an award for a Performance Period upon termination of employment with the Erie Insurance Group before the last day of that Performance Period, except as provided in subsection (c) or (d) below.

(c) Retirement, Death, or Disability. If a Participant’s termination of employment occurs before the last day of the Performance Period by reason of Normal or Early Retirement, Death, or Permanent Disability, the Participant’s interest in a portion of the award for that Performance Period shall be vested. The Committee in its discretion shall determine the portion to be vested, provided that it shall not be less than a pro rata portion based on the number of days the Participant was an Employee during the Performance Period.

(d) Other Termination. If a Participant’s termination of employment occurs before the last day of the Performance Period by reason other than Normal or Early Retirement, Death, or Permanent Disability, the Committee may, in its discretion, determine that the Participant’s interest in all or a portion of the award for that Performance Period shall be vested.

(e) Termination for Cause. A Participant shall forfeit all interest in an award for a Performance Period upon the termination of his or her employment for Cause, regardless of whether the termination occurs before or after the last day of the Performance Period, notwithstanding subsection (a) above.

11. Payment of Vested Awards.

(a) Timing of Payment. Unless deferred pursuant to subsection (b), a Participant’s vested interest in a Company Incentive Award and an Individual Incentive Award for a Performance Period shall be paid in cash to the Participant in the first calendar year beginning after the end of that Performance Period, as promptly as reasonably practicable following the Committee’s determination and certification of the awards.

(b) Deferral. A Participant may elect to defer all or a portion (in whole percentages) of his or her vested interest in a Company Incentive Award or an Individual Incentive Award, in accordance with the terms of a deferral agreement entered into between the Participant and the Company pursuant to the Deferred Compensation Plan of Erie Indemnity Company (the “Deferred Compensation Plan”). An election to defer must be made before the beginning of the Performance Period to which the award relates, except as otherwise allowed under the Deferred Compensation Plan for a new employee. No amount in excess of the amount of the Company or Individual Incentive Award deferred shall be payable to the Participant for such deferral, except as may be based upon either an actual or deemed reasonable rate of interest or on one or more actual or deemed investment vehicles as made available from time to time by the Company pursuant to the Deferred Compensation Plan and elected by the Participant.

12. Term of Plan; Approval of Shareholders. The Plan shall take effect, subject to the approval of the shareholders of the Company, as of January 1, 2014. Unless terminated earlier by the Board of Directors, the Plan will remain in effect from year to year until formally amended or terminated in writing by the Board of Directors, provided that no awards may be granted under the Plan after the Company’s Annual Meeting of Shareholders in 2019, absent additional shareholder approval at or before that meeting.

13. Amendment of Awards. The Committee may at any time unilaterally amend any outstanding award to the extent the Committee determines necessary or desirable, provided, however, that an amendment that would be adverse to the interests of the Participant shall not be effective without the holder’s consent.

14. Amendment and Termination of Plan. The Board shall have the right to amend or terminate the Plan at any time, provided that any termination shall automatically end the outstanding Performance Period and calculations shall be made with respect to achievement of the Company and Individual Performance Goals for such Performance Period for the purpose of determining whether any partial Company or Individual Incentive Awards may be payable under the Plan, and provided further that no amendment may be made without shareholder approval if such approval is required by applicable law or the requirements of an applicable stock exchange.

15. Restrictions on Acceleration of Payment Date; Deferrals; Delay of Payment to Specified Employee.

(a) Acceleration or Deferral. Notwithstanding any contrary provision of Section 13 or 14, an action by the Board or Committee shall not accelerate or defer a payment of an award that is deferred compensation within the meaning of Code section 409A except as follows:

(i) An action may accelerate the payment of all or part of an award upon the following events: the termination and liquidation of the Plan or any other event the Commissioner of Internal Revenue may prescribe in generally applicable guidance under Code section 409A, provided, in any event, that the terms and conditions of the acceleration would not cause the Plan to fail to meet the requirements of section 409A and of any generally applicable guidance published by the Commissioner of Internal Revenue under section 409A for the deferral (until payment) of the inclusion of awards in gross income.

(ii) An action may defer a payment date for all or a part of an award under the following circumstances:

(1) The Board or Committee reasonably anticipates that, if an award were to be paid as scheduled, the Company’s deduction with respect to such payment would not be permitted under Code section 162(m), provided such scheduled payment is then made during the Participant’s first taxable year in which the Board or Committee reasonably anticipates that the Company’s deduction will not be barred by application of Code section 162(m).

(2) The Board or Committee reasonably anticipates that the payment of an award as scheduled will violate federal securities laws or other applicable law; provided that the scheduled payment is then made at the earliest date on which the Board or Committee reasonably determines that making the scheduled payment will not cause such a violation.

(3) Such other events or conditions as the Commissioner of Internal Revenue may prescribe in generally applicable guidance that the Board or Committee, in its discretion, chooses to apply under the Plan; provided, however, that a Participant shall have no direct or indirect election as to the application of such events or conditions to his or her individual circumstances, and further provided, in any event under this paragraph (ii), that the terms and conditions of the deferral would not cause the Plan to fail to meet the requirements of section 409A for the deferral (until payment) of the inclusion of awards in gross income.

(b) Delay of Payment to Specified Employee. If an award is payable to a Participant on account of separation from service (within the meaning of Code section 409A), and the Participant is a specified employee, the payment may not be made before the date that is six months after the Participant’s separation from service (or, if earlier, the Participant’s death). “Specified employee” means, with respect to the relevant 12-month period beginning on an April 1 and during which the Company remains publicly traded, a Participant who was a “key employee” within the meaning of Code section 416(i), without regard to section 416(i)(5), at any time during the calendar year preceding the applicable April 1. For the purpose of determining whether a Participant is a specified employee, the compensation to be used is “Test Compensation” as defined in the Erie Insurance Group Employee Savings Plan.

16. Miscellaneous.

(a) Unsecured Creditor. The Plan constitutes a mere promise by the Company to make benefit payments in the future. The Company’s obligations under the Plan shall be unfunded and unsecured promises to pay. The Company shall not be obligated under any circumstance to fund its financial obligations under the Plan. It may, in its discretion, set aside funds in a trust or other vehicle, subject to the claims of its creditors, in order to assist it in meeting its obligations under the Plan, if such arrangement will not cause the Plan to be considered a funded deferred compensation plan. To the extent that a Participant or beneficiary or other person acquires a right to receive payments under the Plan, the right shall be no greater than the right of a general unsecured creditor of the Company, and the Participant and beneficiary shall have the status of a general unsecured creditor of the Company.

(b) Beneficiary Designation. A Participant may, from time to time, name a beneficiary or beneficiaries (who may be named contingently or successively) to whom a benefit under the Plan is to be paid in case of the Participant’s death before the Participant receives all of such benefit. A designation shall automatically revoke all prior designations by the same Participant with respect to such benefit and shall be effective only when filed by the Participant in writing with the Committee or its delegate during the Participant’s lifetime. In the absence of such a designation, any benefits remaining payable under the Plan at the Participant’s death shall be paid when due to the Participant’s estate or the person to whom the Participant’s rights are transferred by will or under the laws of descent and distribution, as the case may be.

(c) Satisfaction of Tax Liabilities. Company Incentive Awards and Individual Incentive Awards shall be subject to federal income and FICA tax withholding and to other federal, state, and local tax withholding as the Company determines required by applicable law.

(d) No Alienation. Except to the extent required by law, the right of a Participant or beneficiary to payment under this Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or beneficiary.

(e) No Right to Awards. No Participant or Employee shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment of Participants and Employees.

(f) Limits of Liability. Any liability of the Company to a Participant with respect to an award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Company, nor any member of its Board or of the Committee, nor any delegate of the Committee, nor any other person participating in the determination of a question under the Plan, or in the interpretation, administration, or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan.

(g) Indemnification. Each person who is or has been a member of the Committee or of the Board or who is a delegate of the Committee or Board under this Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in a settlement approved by the Company, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against such person, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

17. Severability. If a provision of the Plan or an award is, becomes, or is deemed invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or an award under any law determined by the Committee to be applicable, the provision shall be construed or deemed amended to conform to applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or award, it shall be deemed deleted and the remainder of the Plan or award shall remain in full force and effect; provided, however, that, unless otherwise determined by the Committee, the provision shall not be construed or deemed amended or deleted with respect to a Participant whose rights and obligations under the Plan are not subject to the law of such jurisdiction or the law determined by the Committee to be applicable

18. Construction.

The Plan shall be construed in accordance with the law of the Commonwealth of Pennsylvania, without regard to its conflicts of law principles. With respect to awards granted under the Plan that are intended to qualify for the exception under Code section 162(m) for performance-based compensation, the terms of the Plan and the Award Agreement shall be construed and administered to give effect to such intention, unless the Committee determines to waive the application of such exception. With respect to awards granted under the Plan that provide for the payment of deferred compensation (within the meaning of Code section 409A), the provisions of the Plan and the Award Agreements shall be construed and administered in accordance with the requirements of Code section 409A to prevent the inclusion of awards in gross income before the time of payment. As used in the Plan, the terms “termination of employment” and “ceases to be an employee” shall be construed to refer to a separation from service within the meaning of Code section 409A. Titles of sections of the Plan are for convenience of reference only and are not to be taken into account when construing and interpreting the provisions of the Plan.

IN WITNESS WHEREOF, the Board of Directors of the Company has caused this document to be executed this 10th day of March, 2014.

ERIE INDEMNITY COMPANY

/s/ Sean J. McLaughlin

By
Sean J. McLaughlin
Executive Vice President,
Secretary and General Counsel

APPENDIX B

ERIE INDEMNITY COMPANY

LONG TERM INCENTIVE PLAN

(As Amended and Restated Effective as of January 1, 2014)

1. Introduction.

Erie Indemnity Company (the “Company”) established the Long-Term Incentive Plan (the “Plan”), effective March 2, 2004. This document is an amendment and restatement of the Plan and shall be effective as of January 1, 2014, subject to shareholder approval as provided in Section 12.

2. Purposes.

The purposes of the Plan are: (a) to enhance the growth and profitability of the Company and the other members of the Erie Insurance Group by providing the incentive of long-term rewards to key Employees who are capable of having a significant impact on the performance of members of the Erie Insurance Group; (b) to attract and retain Employees of outstanding competence and ability; and (c) to further align the interests of such Employees with those of the shareholders of the Company.

3. Definitions.

As used in this Plan:

(a) “Award Agreement” means a written or electronic agreement entered into between the Company and a Participant or other documentation issued by the Company, in either case setting forth the terms and conditions applicable to an award granted under the Plan. An Award Agreement shall be subject to the terms of the Plan.

(b) “Board of Directors” or “Board” means the Board of Directors of the Company.

(c) “Cause” has the meaning given in the relevant Participant’s employment agreement but, in the case of a Participant who does not have an employment agreement, the Committee shall interpret the term “Cause” for the purposes of this Plan.

(d) “Code” means the Internal Revenue Code of 1986, as amended. A reference to a particular subdivision of the Code shall also refer to that subdivision as it may be amended or to its successor.

(e) “Committee” means the Executive Compensation and Development Committee of the Board of Directors or another committee appointed by the Board, which shall be composed of not less than two members of the Board, each of whom at the time of appointment to the Committee and at all times during service as a member of the Committee shall be both (1) a “non-employee director” as then defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor rule and (2) an “outside director” as then defined in the regulations under Code section 162(m). If at any time there is no committee authorized or properly constituted to administer the Plan, the Board shall exercise the powers of the Committee. Furthermore, the Board may, in its discretion, assume any or all of the powers of the Committee. Where appropriate, the term “Committee” shall include any delegate of the Committee pursuant to Section 4.

(f) “Common Stock” or “Shares” means the shares of Class A (non-voting) common stock of the Company.

(g) “Company” means Erie Indemnity Company.

(h) “Early Retirement” means cessation of employment upon or after attainment of age 55 and completion of 15 years of Credited Service (as defined under the Erie Insurance Group Retirement Plan for Employees).

(i) “Employee” means an employee of the Company or of another member of the Erie Insurance Group.

(j) “Erie Insurance Group” means the Company and its subsidiaries and affiliates, including, but not by way of limitation, Erie Family Life Insurance Company and Erie Insurance Exchange, and subsidiaries of affiliates of the Company.

(k) “Fair Market Value” of a Share means, on a given date, (i) if the Shares are traded on a national securities exchange, the average of the high and low prices of a Share as reported on such exchange or under any composite transaction report of such exchange on that date, or, if no prices are so reported on that date, on the next preceding date on which such prices are so reported, or (ii) if the Shares are traded in the over-the-counter market, the mean between the closing bid and asked prices of a Share on that date, or, if no prices are so quoted on that date, on the next preceding date on which such prices are so quoted.

(l) “Normal Retirement” means cessation of employment upon or after attainment of age 65.

(m) “Participant” means an Employee who holds an outstanding award under the Plan.

(n) “Performance Goal” means an objective test of performance based on one or more of the following criteria and expressed in either, or a combination of, absolute or relative values or rates of change: (i) applications for insurance policies, (ii) policies-in-force, (iii) retention ratio, (iv) direct written premiums, (v) the operating ratio of the property and casualty insurance operations of the Erie Insurance Group, (vi) the reported or adjusted statutory or GAAP combined ratio, loss ratio, expense ratio or dividend ratio of the property and casualty insurance operations of the Erie Insurance Group, (vii) net income (including net income before or after taxes), net income per share and net income per share growth rate, (viii) net operating income (net income excluding realized gains and losses net of taxes), net operating income per share and net operating income per share growth rate, (ix) operating revenue, net premiums written or net premiums earned, (x) operating expenses, cost of management operations or underwriting expenses, (xi) cash flow, (xii) return on capital, surplus, shareholders’ equity, assets or investments, (xiii) economic value added (the excess of net operating profit after taxes over the weighted average cost of capital, relative to average capital employed), (xiv) stock price, (xv) market share, (xvi) gross margins, (xvii) statutory Risk Based Capital score, (xviii) ratings of financial strength, issuer credit, debt, or other similar indicators of financial soundness issued by independent rating agencies or firms, such as A.M. Best Company, Standard & Poor’s, Moody’s, and Fitch Ratings, (xix) rankings or awards from independent survey and rating firms, such as J.D. Powers, for customer, insured, agent and employee satisfaction, (xx) delivery of objective information technology projects, (xxi) return on revenue, and (xxii) same store sales. Performance measures may be based on the performance of the Company, the Erie Insurance Group, any member of the Erie Insurance Group, a division, department, business unit or other portion of such an entity, a product line or products, or any combination of the foregoing and/or upon a comparison of such performance with the performance of a peer group of corporations or other measure selected or defined by the Committee at the time of making an award. The Committee may specify that the measurement of performance shall include or exclude particular items, such as losses from discontinued operations; debt prepayment penalties; extraordinary gains or losses; the cumulative effect of accounting changes or the effect of material changes in tax laws; acquisitions or divestitures; unusual or nonrecurring items; asset write downs; litigation, claims, judgments, or settlements not related to core operations; expenses for reorganization or restructuring initiatives; currency fluctuations; reserve strengthening or financing activities; and realized investment gains or losses.

(o) “Performance Period” means a period designated by the Committee. A Performance Period shall not be less than one calendar year. A Performance Period may be reduced under the circumstances described in Section 9(c).

(p) “Performance Unit” shall have the meaning given in Section 8(c).

(q) “Permanent Disability” means a medically determinable physical or mental impairment that may be expected to result in death or to last at least a year and that renders an Employee incapable of performing the Employee’s duties with the Erie Insurance Group. A determination of disability shall be made by the Committee in a uniform, nondiscriminatory manner on the basis of medical evidence. Notwithstanding the foregoing, in the case of a determination that would accelerate payment of an award or amount that is deferred compensation subject to Code section 409A, a Participant shall be considered to have a “Permanent Disability” only if the Participant is “disabled” within the meaning of Code section 409A or the regulations issued under that section.

(r) “Restricted Performance Share” has the meaning given in Section 8(b).

4. Administration.

The Committee shall administer the Plan. The Committee shall have all the powers and authority vested in it by the terms of the Plan. The Committee shall have full power and authority to interpret the Plan and Award Agreements, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make any determinations it finds necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee in its discretion deems desirable. The Committee shall have complete discretion in the exercise of its powers and authority under the Plan, and the Committee’s interpretations, determinations, and decisions in the administration of the Plan shall be final and conclusive.

The Committee may act only by a majority of its members in office, except that:

(a) The Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

(b) The Committee may delegate to the Chief Executive Officer of the Company or his or her delegate ministerial duties and authority to interpret the Plan and respond to claims, provided that the Committee may not delegate authority with respect to (i) nonministerial actions affecting Participants subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, (ii) nonministerial actions with respect to awards intended to qualify for the performance-based exception under Code section 162(m), or (iii) the certification of the satisfaction of Performance Goals for awards intended to qualify for the performance-based exception under Code section 162(m).

(c) The Committee may delegate to the Chief Executive Officer or his or her delegate some or all of the Committee’s discretion and authority with respect to the granting of awards and establishing the terms of awards, including with respect to the granting of awards to specified categories of Employees, subject to the same limits as described in paragraph (b) above, and subject to any other limits the Committee may provide. By way of example, the Committee may delegate to the Chief Executive Officer discretion and authority to determine whether and when and under what terms the Company shall grant awards to Employees who are hired or promoted during a Performance Period (other than Employees subject to the reporting requirements of the Exchange Act), or the Committee may delegate authority to grant specified awards to Employees who are hired or promoted to specified positions during a Performance Period.

5. Shares Subject to Plan and Limits on Awards.

(a) Number of Shares Available for Restricted Performance Shares. Subject to adjustment pursuant to Section 11, the aggregate net number of Shares of Common Stock that may be paid and as to which grants of Restricted Performance Shares may be made under the Plan (counting all grants from the Plan’s March 2, 2004 effective date) is 1,500,000 Shares.

(b) Source of Shares. The Company or its agent shall repurchase outstanding Shares of Common Stock in order to satisfy the Company’s obligation under the Plan to pay Restricted Performance Shares.

(c) Cancellation or Expiration of Restricted Performance Shares.

(i) General. If all or a portion of an award of Restricted Performance Shares is cancelled or expires for any reason before having been fully vested or paid out, is settled in cash in lieu of Shares, or is exchanged for other awards, all Shares covered by the portion of any such award that is cancelled or expires, is settled in cash, or is exchanged for other awards shall again become available for award under the Plan.

(ii) Payments in Shares. Shares tendered or withheld to satisfy the Company’s tax withholding obligation shall again become available for award under the Plan.

(d) Individual Limits on Awards. Subject to adjustment pursuant to Section 11, the following additional limits shall apply to awards under the Plan:

(i) The maximum number of Shares of Common Stock that may be earned under the Plan by a Participant for a Performance Period with respect to an award of Restricted Performance Shares shall be 250,000 Shares.

(ii) The maximum dollar amount that may be earned under the Plan by a Participant for a Performance Period with respect to an award of Performance Units shall be $5.0 million.

(iii) The limits in the preceding sentences shall be interpreted and applied in a manner consistent with Code section 162(m).

6. Eligibility.

(a) In General. Any key Employee who the Committee in its sole discretion, determines has or has the potential of having a significant effect on the operations or results of the Company or the Erie Insurance Group shall be eligible to participate in the Plan for a given Performance Period, provided that no Employee shall be entitled to an award except as determined by the Committee.

(b) New or Promoted Employee. An Employee hired during a Performance Period and an Employee promoted during a Performance Period who was not eligible to participate in the Plan at the beginning of the Performance Period may, as determined by the Committee in its sole discretion, become a Participant during a Performance Period and participate in the Plan for such Performance Period on a pro-rata basis based on the number of days in the Performance Period on which the Employee is a Participant in the Plan.

(c) No Right to Continued Participation. The grant of an award to a Participant for a Performance Period shall not entitle the Participant to an award for a later Performance Period.

7. Awards.

(a) Types of Awards. Awards under the Plan may be in the form of Restricted Performance Shares or Performance Units, or both.

(b) Grant of Awards, Terms of Awards, and Award Agreements. The Committee shall select the Employees to participate in the Plan, determine the times when awards shall be made to Participants and the Performance Periods for awards, determine the number or amount of Restricted Performance Shares or Performance Units subject to each award, and establish all other terms of each award. The Committee shall set forth the terms of each award in an Award Agreement. An Award Agreement shall specify Performance Goals and the method for calculating the amount of the award that is payable and may contain any provision approved by the Committee, subject to the terms of the Plan. An Award Agreement may make provision for any matter that is within the discretion of the Committee or may reserve for the Committee discretion to approve or authorize any action with respect to the award. To the extent an Award Agreement conflicts with the terms of this Plan, the terms of the Plan shall supersede the terms of the Award Agreement.

(c) Nonuniform Determinations. The Committee’s determinations under the Plan or Award Agreements, including, without limitation, the selection of Participants to receive awards, the goals, amounts, and timing of awards, and the terms of specific Award Agreements, need not be uniform, regardless of whether Participants are similarly situated.

(d) Qualification for Section 162(m) Exception.

(i) Intention of Committee. The Committee may determine in its discretion whether it intends an award to qualify for the exception under Code section 162(m) for performance-based compensation.

(ii) Committee’s Certification of Satisfaction of Performance Goals. The payment of an award intended to qualify for the exception under Code section 162(m) for performance based compensation is conditioned upon the satisfaction of Performance Goals, and the condition shall not be considered satisfied, and the award shall not be payable, unless the Committee certifies in writing that the Performance Goal has been satisfied.

(iii) Satisfaction of Other Requirements. To the extent an award is intended to qualify for the exception under Code section 162(m) for performance-based compensation, the Committee shall make such provisions in Award Agreements and follow such procedures as may be required to satisfy the conditions of the exception. By way of example, the Committee shall establish the Performance Goal associated with such an award within the first 90 days of the Performance Period, and the terms and conditions of payment for such an award shall conform to the requirements of the exception.

(e) Promotion of Participant. Notwithstanding the contrary provisions of Section 8(f), the Committee may in its discretion determine to increase the amount available under an award upon the promotion of an Employee who is already participating in the Plan for a Performance Period; provided however that the provisions of this subsection shall not apply to an award intended to qualify for the exception under Code section 162(m) for performance-based compensation. Should the Committee determine to increase the amount available under an award pursuant to this subsection, the increase shall result in the amount available under the award being the sum of (i) a portion of the amount available under original award that is proportionate to the part of the Performance Period that elapsed before the promotion, provided that, if the amount of the award is based on compensation at the rate in effect at the end of the Performance Period, the Committee shall provide that the level of the award in effect before the promotion shall be applied to compensation at the rate that would have been in effect for the Participant at the end of the Performance Period had the Participant not been promoted, as determined by the Committee in its discretion with reference to similarly situated employees, and (ii) a portion of the amount available under increased award that is proportionate to the part of the Performance Period that follows the promotion.

(f) Provisions Governing All Awards. All awards shall be subject to the following provisions:

(i) Transferability. An award shall not be transferable other than by will or the laws of descent and distribution. During the lifetime of a Participant, any action to be taken with respect to an award shall be taken only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant’s guardian or legal representative.

(ii) No Employment Rights. Neither the adoption of the Plan nor the grant of an award shall confer on a Participant the right to continue employment with the Employer, nor shall it interfere with the right of the Employer to terminate a Participant’s employment at any time for any reason, with or without cause.

(g) Recoupment of Awards. An Award Agreement shall contain such provisions as the Committee or Board shall determine to be appropriate requiring the Participant to comply with the Company’s policies or programs regarding the recoupment of bonuses or Share purchase and retention requirements, or both, as such policies and programs may be modified or changed by the Board from time to time.

(h) Retention of Shares. The Committee may provide in an Award Agreement or in a policy applicable to an award under this Plan that, under the terms specified in the Award Agreement or policy, as they may be amended or superseded from time to time, the Participant shall retain Shares awarded under this Plan.

8. Restricted Performance Shares and Performance Units.

(a) Establishment of Performance Goals. The Committee shall establish specific written Performance Goals for each Employee to be granted an award, and the Performance Period during which the achievement of the Performance Goals shall be measured.

(b) Restricted Performance Shares. Restricted Performance Shares shall represent a right to receive shares of Common Stock, calculated with reference to a Participant’s salary or such other elements of compensation determined by the Committee based on the achievement, or on the level of achievement, of the Performance Goals established by the Committee for the Participant for that Performance Period.

(c) Performance Units. Performance Units shall represent a right to receive a cash payment, calculated with reference to a Participant’s salary or such other element of compensation determined by the Committee based on the achievement, or on the level of achievement, of the Performance Goals established by the Committee for the Participant for that Performance Period.

(d) Number of Shares or Amount Payable — Calculations. When the Committee awards Restricted Performance Shares or Performance Units to and establishes Performance Goals and a Performance Period for a Participant, the Committee shall specify, in terms of an objective formula or standard, the method for calculating the number of Shares (with respect to Restricted Performance Shares) or the amount (with respect to Performance Units) that shall be earned by the Participant based on the achievement, or level of achievement, of the Performance Goals established for the Participant. If more than one Performance Goal is established for a Performance Period, the Committee shall also specify the weighting assigned to the Performance Goals. The terms specified by the Committee shall be objective such that a third party having knowledge of the relevant facts could determine whether or not a Performance Goal has been achieved, or the extent of such achievement, and the amount, if any, that has been earned by the Participant based on such achievement. The Committee may, at the time Performance Goals are established, determine that unusual items or certain specified events or occurrences, including changes in accounting standards or tax laws and the effects of non-operational or extraordinary items as defined by generally accepted accounting principles, shall be excluded from the calculation; provided that, with respect to an award intended to qualify for the exception under Code section 162(m) for performance-based compensation, such determination does not cause the award to fail to constitute “qualified performance-based compensation” under Code section 162(m).

(e) Determination of Shares or Amount Payable. After the end of the Performance Period, the Committee shall determine the number of Shares or amount earned under a Participant’s award for the Performance Period, if any, based on the level of achievement of the applicable Performance Goals for the Performance Period in accordance with the terms of the award as set forth in the Award Agreement. An award shall not be payable unless the Committee shall determine and certify in writing the extent to which the Performance Goals and other material terms of the Plan and the applicable Award Agreement were achieved.

(f) Discretion. The Committee shall have no discretion to increase the number of Shares or amount that would otherwise be earned upon achievement of Performance Goals, or modify Performance Goals associated with a Performance Period; provided, however, that the Committee may in its discretion reduce or eliminate an award for a Performance Period.

9. Vesting in Award for a Performance Period.

(a) Vesting If Employed at End of Performance Period. A Participant’s interest in an award shall become vested on the last day of the Performance Period for the award, provided that the Participant remains an Employee on that date.

(b) Forfeiture. A Participant shall forfeit all interest in an award for a Performance Period upon termination of employment with the Erie Insurance Group before the last day of that Performance Period, except as provided in subsection (c) or (d) below.

(c) Retirement, Death, or Disability. If a Participant’s termination of employment occurs before the last day of the Performance Period by reason of Normal or Early Retirement, Death, or Permanent Disability, the Participant’s interest in a portion of the award for that Performance Period shall be vested. The Committee in its discretion shall determine the portion to be vested, provided that it shall not be less than a pro rata portion that is determined by multiplying (i) the total number of Shares of Common Stock earned pursuant to a Restricted Performance Share award, or the total dollar amount earned pursuant to a Performance Unit award, based in either case upon the level of achievement of Performance Goals during a reduced Performance Period that is deemed to end, for the purposes of Section 8(e) (period for measuring achievement of Performance Goals) and Section 10(a) (timing of payment) as well as of this subsection, on the last day of the calendar year in which such termination of employment occurs, multiplied by (ii) a fraction the numerator of which is the number of full months during which the Participant remained employed in the reduced Performance Period, and the denominator of which is the number of full months the Performance Period would have included had it not been reduced.

(d) Other Termination. If a Participant’s termination of employment occurs before the last day of the Performance Period by reason other than Normal or Early Retirement, Death, or Permanent Disability, the Committee may, in its discretion, determine that the Participant’s interest in all or a portion of the award for that Performance Period shall be vested.

(e) Termination for Cause. A Participant shall forfeit all interest in an award for a Performance Period upon the termination of his or her employment for Cause, regardless of whether the termination occurs before or after the last day of the Performance Period, notwithstanding subsection (a) above.

10. Payment of Vested Awards.

(a) Timing of Payment. The Company shall pay to the Participant the number of Shares of Common Stock earned and vested pursuant to an award of Restricted Performance Shares, and the dollar amount earned and vested pursuant to an award of Performance Units, in the first calendar year beginning after the end of the

Performance Period for the award, as promptly as reasonably practicable following the Committee’s determination and certification of the award as set forth in Section 8(e), subject to subsections (b) and (c) below.

(b) Delayed Payment Date For Specified Employee. If, pursuant to Section 9(c), the Performance Period for a Participant’s award is reduced so that the payment date for the Participant’s award would occur in a calendar year earlier than the year in which it would have occurred had the Performance Period not been reduced, then the payment date for the award may not be earlier than the date that is six months after the Participant’s separation from service (or, if earlier, the Participant’s death). “Specified employee” means, with respect to the relevant 12-month period beginning on an April 1 and during which the Company remains publicly traded, a Participant who was a “key employee” within the meaning of Code section 416(i), without regard to Code section 416(i)(5), at any time during the calendar year preceding the applicable April 1. For the purpose of determining whether a Participant is a specified employee, the compensation to be used is “Test Compensation” as defined in the Erie Insurance Group Employee Savings Plan.

(c) Option of Cash in Certain Cases. With respect to an award of Restricted Performance Shares, if the Participant’s termination of employment occurs by reason of Early or Normal Retirement, death, or Permanent Disability, or if the termination occurs for any reason after the end of the Performance Period and before the payment of Shares earned and vested pursuant to the award, the Participant may elect to have payment made not in Shares but in a cash lump sum in an amount equal to the Fair Market Value of the Shares that would otherwise have been payable. Payment in cash shall be made at the time payment in Shares would have been made, and Fair Market Value shall be determined as of the fifth business day preceding the payment date.

11. Required Adjustments in Authorized Shares. In the event of a change in corporate capitalization, such as a stock split, or a corporate transaction, such as a merger, consolidation, separation, including a spin off, or other distribution of stock or property of the Company, a reorganization (whether or not such reorganization comes within the definition of such term in Code section 368), or a partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for awards under Section 5, in the number of Shares subject to outstanding awards, and in the limits on awards and the issuance of Shares set forth in Section 5, as determined by the Committee to be appropriate and equitable to prevent dilution or enlargement of the benefits available under the Plan and of the rights of Participants, provided, however, that the number of Shares subject to an award shall always be a whole number. In a stock-for-stock acquisition of the Company, the Committee may, in its discretion, substitute securities of another issuer for any Shares subject to outstanding awards.

Except as expressly provided in this Section, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor, or services, upon direct sale, upon the exercise of rights or warrants, or upon the conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment shall be made with respect to, the number of Shares subject to awards previously granted.

12. Term of Plan; Approval of Shareholders. The Plan shall take effect, subject to the approval of the shareholders of the Company, as of January 1, 2014. Unless terminated earlier by the Board of Directors, the Plan will remain in effect from year to year until formally amended or terminated in writing by the Board of Directors, provided that no awards may be granted under the Plan after the Company’s Annual Meeting of Shareholders in 2019, absent additional shareholder approval at or before that meeting.

13. Amendment of Awards. The Committee may at any time unilaterally amend any outstanding award to the extent the Committee determines necessary or desirable, provided, however, that an amendment that would be adverse to the interests of the Participant shall not be effective without the holder’s consent.

14. Amendment and Termination of Plan. The Board may amend, suspend, or terminate the Plan or a portion of the Plan at any time, provided no amendment may be made without shareholder approval if such approval is required by applicable law or the requirements of an applicable stock exchange, or if such amendment would increase the Shares available under the Plan or the limits on awards provided under Section 5, except as provided in Section 11.

15. Restrictions on Acceleration of Payment Date; Deferrals; Delay of Payment to Specified Employee.

(a) Acceleration or Deferral. Notwithstanding any contrary provision of Section 13 or 14, an action by the Board or Committee shall not accelerate or defer a payment of an award that is deferred compensation within the meaning of Code section 409A except as follows:

(i) An action may accelerate the payment of all or part of an award upon the following events: the termination and liquidation of the Plan or any other event the Commissioner of Internal Revenue may prescribe in generally applicable guidance under Code section 409A, provided, in any event, that the terms and conditions of the acceleration would not cause the Plan to fail to meet the requirements of section 409A and of any generally applicable guidance published by the Commissioner of Internal Revenue under section 409A for the deferral (until payment) of the inclusion of awards in gross income.

(ii) An action may defer a payment date for all or a part of an award under the following circumstances:

(1) The Board or Committee reasonably anticipates that, if an award were to be paid as scheduled, the Company’s deduction with respect to such payment would not be permitted under Code section 162(m), provided such scheduled payment is then made during the Participant’s first taxable year in which the Board or Committee reasonably anticipates that the Company’s deduction will not be barred by application of Code section 162(m).

(2) The Board or Committee reasonably anticipates that the payment of an award as scheduled will violate federal securities laws or other applicable law; provided that the scheduled payment is then made at the earliest date on which the Board or Committee reasonably determines that making the scheduled payment will not cause such a violation.

(3) Such other events or conditions as the Commissioner of Internal Revenue may prescribe in generally applicable guidance that the Board or Committee, in its discretion, chooses to apply under the Plan; provided, however, that a Participant shall have no direct or indirect election as to the application of such events or conditions to his or her individual circumstances, and further provided, in any event under this paragraph (ii), that the terms and conditions of the deferral would not cause the Plan to fail to meet the requirements of section 409A for the deferral (until payment) of the inclusion of awards in gross income.

(b) Delay of Payment to Specified Employee. If an award is payable to a Participant on account of separation from service (within the meaning of Code section 409A), and the Participant is a specified employee (as defined in Section 10(b)), the payment may not be made before the date that is six months after the Participant’s separation from service (or, if earlier, the Participant’s death).

16. Miscellaneous.

(a) Unsecured Creditor. The Plan constitutes a mere promise by the Company to make benefit payments in the future. The Company’s obligations under the Plan shall be unfunded and unsecured promises to pay. The Company shall not be obligated under any circumstance to fund its financial obligations under the Plan. It may, in its discretion, set aside funds in a trust or other vehicle, subject to the claims of its creditors, in order to assist it in meeting its obligations under the Plan, if such arrangement will not cause the Plan to be considered a funded deferred compensation plan. To the extent that a Participant or beneficiary or other person acquires a right to receive payments under the Plan, the right shall be no greater than the right of a general unsecured creditor of the Company, and the Participant and beneficiary shall have the status of a general unsecured creditor of the Company.

(b) No Fractional Shares. No fractional Shares of Common Stock shall be paid or delivered pursuant to the Plan or any award. If an award would result in the issuance of a fractional Share, the fractional Share shall be rounded up to the next whole Share.

(c) Beneficiary Designation. A Participant may, from time to time, name a beneficiary or beneficiaries (who may be named contingently or successively) to whom a benefit under the Plan is to be paid in case of the Participant’s death before the Participant receives all of such benefit. A designation shall automatically revoke all prior designations by the same Participant with respect to such benefit and shall be effective only when filed by the Participant in writing with the Committee or its delegate during the Participant’s lifetime. In the absence of such a designation, any benefits remaining payable under the Plan at the Participant’s death shall be paid when due to the Participant’s estate or the person to whom the Participant’s rights are transferred by will or under the laws of descent and distribution, as the case may be.

(d) Satisfaction of Tax Liabilities. To the extent required by applicable federal, state, local, or foreign law, the Participant or his or her successor shall make arrangements satisfactory to the Company, in its discretion, for the satisfaction of any withholding tax obligations that arise in connection with an award. The Company shall not be required to pay any Shares of Common Stock or other payment under the Plan until such obligations are satisfied. The Company is authorized to withhold from any award granted or any payment due under the Plan, including from a distribution of Shares of Common Stock, amounts of withholding taxes due with respect to an award, or any payment under an award, and to take such other action as the Committee may deem necessary or advisable to enable the Company and Participants to satisfy obligations for the payment of such taxes. This authority shall include authority to withhold or receive previously owned shares to satisfy tax withholding obligations, provided that Shares withheld or delivered to satisfy such obligations in excess of the minimum required statutory withholding rate must have been held for at least six months to the extent that the Committee so requires. Previously owned Shares delivered in payment for such taxes may be subject to such conditions as the Committee may require. The value of each Share withheld or delivered shall be the Fair Market Value of a Share on the date an award becomes taxable.

(e) No Alienation. Except to the extent required by law, the right of a Participant or beneficiary to payment under this Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or beneficiary.

(f) No Right to Awards; No Shareholder Rights. No Participant or Employee shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment of Participants and Employees. No award shall confer on a Participant any of the rights of a shareholder of the Company unless and until Shares of Common Stock are in fact paid to such Participant in connection with the award.

(g) Limits of Liability. Any liability of the Company to a Participant with respect to an award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Company, nor any member of its Board or of the Committee, nor any delegate of the Committee, nor any other person participating in the determination of a question under the Plan, or in the interpretation, administration, or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan.

(h) Indemnification. Each person who is or has been a member of the Committee or of the Board or who is a delegate of the Committee or Board under this Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in a settlement approved by the Company, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against such person, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

17. Restrictions on Issuance of Shares.

(a) Certain Restrictions Under Rule 16b-3. Upon the effectiveness of any amendment to Rule 16b-3, this Plan and any Award Agreement for an outstanding award held by a Participant then subject to Section 16 of the Securities Exchange Act of 1934, as amended, shall be deemed to be amended, without further action on the part of the Committee, the Board, or the Participant, to the extent necessary for awards under the Plan or such Award Agreement to qualify for the exemption provided by Rule 16b-3, as so amended, except to the extent any such amendment requires shareholder approval.

(b) Registration and Listing Compliance. No award shall be paid and no Shares or other securities shall be distributed with respect to any award in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any state securities law and no award shall confer upon any Participant rights to such payment or distribution, until such laws shall have been complied with in all material respects. If such compliance requires a delay in a payment date, payment shall be made on the earliest date on which such laws have been complied with in all material respects. Before the payment date of an award and the distribution of any Shares or other securities subject to a listing requirement under any listing agreement between the Company and any national securities exchange, the contractual obligations of the Company shall have been complied with in all material respects. Except to the extent required by an Award Agreement or another contract between the Company and the Participant, neither the grant of any award nor any provisions of this Plan shall obligate the Company to take any action to comply with any requirements of any such securities laws or contractual obligations relating to the registration (or exemption therefrom) or listing of any shares or other securities.

(c) Stock Certificates. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules, and regulations, and the rules of any national securities exchange or automated quotation system on which Shares of Common Stock are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which awards or Shares are subject to restrictions or limitations under the Plan or any Award Agreement, or during any period during which delivery or receipt of an award or Shares has been deferred by the Committee or a Participant, the Committee may require any Participant to enter into an agreement providing that certificates representing Shares payable or paid pursuant to an award shall remain in the physical custody of the Company or such other person as the Committee may designate.

18. Severability. If a provision of the Plan or an award is, becomes, or is deemed invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or an award under any law determined by the Committee to be applicable, the provision shall be construed or deemed amended to conform to applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or award, it shall be deemed deleted and the remainder of the Plan or award shall remain in full force and effect; provided, however, that, unless otherwise determined by the Committee, the provision shall not be construed or deemed amended or deleted with respect to a Participant whose rights and obligations under the Plan are not subject to the law of such jurisdiction or the law determined by the Committee to be applicable.

19. Construction.

The Plan shall be construed in accordance with the law of the Commonwealth of Pennsylvania, without regard to its conflicts of law principles. With respect to awards granted under the Plan that are intended to qualify for the exception under Code section 162(m) for performance-based compensation, the terms of the Plan and the Award Agreement shall be construed and administered to give effect to such intention, unless the Committee determines to waive the application of such exception. With respect to awards granted under the Plan that provide for the payment of deferred compensation (within the meaning of Code section 409A), the provisions of the Plan and the Award Agreements shall be construed and administered in accordance with the requirements of Code section 409A to prevent the inclusion of awards in gross income before the time of payment. As used in the Plan, the terms “termination of employment” and “ceases to be an employee” shall be construed to refer to a separation from service within the meaning of Code section 409A. Titles of sections of the Plan are for convenience of reference only and are not to be taken into account when construing and interpreting the provisions of the Plan.

IN WITNESS WHEREOF, the Board of Directors of the Company has caused this document to be executed this 10th day of March, 2014.

ERIE INDEMNITY COMPANY

/s/ Sean J. McLaughlin

By
Sean J. McLaughlin
Executive Vice President,
Secretary and General Counsel

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 15, 2014

To the Holders of Class A Common Stock and

Class B Common Stock of ERIE INDEMNITY COMPANY:

We will hold our 89th annual meeting of shareholders at 9:30 a.m., local time, on Tuesday, April 15, 2014, at the Auditorium of the F.W. Hirt — Perry Square Building, 100 Erie Insurance Place (Sixth and French Streets), Erie, Pennsylvania 16530 for the following purposes:

1. To elect 12 persons to serve as directors until our 2015 annual meeting of shareholders and until their successors are elected and qualified;

2. To consider and act upon a proposal to approve the continuation of our Annual Incentive Plan, as amended and restated, for the purpose of maintaining its qualification under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”);

3. To consider and act upon a proposal to approve the continuation of our Long-Term Incentive Plan, as amended and restated, for the purpose of maintaining its qualification under Section 162(m) of the Code;

4. To approve, on an advisory basis, the compensation of our named executive officers; and

5. To transact any other business that may properly come before our annual meeting and any adjournment, postponement or continuation thereof.

This notice is being sent to all holders of Class A common stock and Class B common stock as of the close of business on Friday, February 14, 2014, the record date established by our board of directors. Such persons will also receive an information statement relating to our annual meeting, together with a copy of our annual report to shareholders for the year ended December 31, 2013. Holders of Class B common stock will also receive a form of proxy. Holders of Class A common stock will not receive proxies because they do not have the right to vote on any of the matters to be acted upon at our annual meeting.

Holders of Class B common stock are requested to complete, sign and return the form of proxy, whether or not they expect to attend our annual meeting in person.

By order of our board of directors,

Sean J. McLaughlin
Executive Vice President,
Secretary and General Counsel

March 14, 2014

Erie, Pennsylvania

NOTICE OF INTERNET AVAILABILITY OF ANNUAL MEETING MATERIALS

Important Notice Regarding the Availability of our Information Statement for the Annual Meeting of Shareholders to be held on April 15, 2014.

Our information statement and annual report are available at: http://www.erieindemnityinfostatement.com.

ERIE INDEMNITY COMPANY

CLASS B COMMON STOCK

PROXY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 15, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Terrence W. Cavanaugh, Thomas B. Hagen and Sean J. McLaughlin, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of the Class B Common Stock of Erie Indemnity Company that the undersigned may be entitled to vote at our Annual Meeting of Shareholders to be held in the Auditorium of the F. W. Hirt—Perry Square Building, 100 Erie Insurance Place (Sixth and French Streets), Erie, Pennsylvania, on April 15, 2014, at 9:30 a.m. local time, and at any adjournment, postponement or continuation thereof, and directs that the shares represented by this proxy shall be voted as follows:

ITEM 1.	ELECTION OF DIRECTORS.

☐ FOR All candidates listed below (except as marked to the contrary)	☐ WITHHOLD AUTHORITY to vote for all the candidates listed below

INSTRUCTION: To withhold authority to vote for any individual candidate, strike a line through the candidate’s name in the list below.

J. Ralph Borneman, Jr.	Susan Hirt Hagen	Claude C. Lilly, III	Richard L. Stover
Terrence W. Cavanaugh	Thomas B. Hagen	Thomas W. Palmer	Elizabeth Hirt Vorsheck
Jonathan Hirt Hagen	C. Scott Hartz	Martin P. Sheffield	Robert C. Wilburn

ITEM 2.	APPROVAL OF THE CONTINUATION OF OUR ANNUAL INCENTIVE PLAN, AS AMENDED AND RESTATED, FOR THE PURPOSE OF MAINTAINING ITS QUALIFICATION UNDER SECTION 162(m) OF THE INTERNAL REVENUE CODE OF 1986.

☐ FOR	☐ AGAINST	☐ ABSTAIN

ITEM 3.	APPROVAL OF THE CONTINUATION OF OUR LONG TERM INCENTIVE PLAN, AS AMENDED AND RESTATED, FOR THE PURPOSE OF MAINTAINING ITS QUALIFICATION UNDER SECTION 162(m) OF THE INTERNAL REVENUE CODE OF 1986.

☐ FOR	☐ AGAINST	☐ ABSTAIN

ITEM 4.	APPROVAL, ON AN ADVISORY BASIS, OF A RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxies, at the direction of our Board of Directors, are authorized to vote with respect to matters incident to the conduct of our Annual Meeting and any adjournment, postponement or continuation thereof, and upon such other business as may properly come before our Annual Meeting.

(Continued on reverse side)

This proxy will be voted as specified. If a choice is not specified, the proxy will be voted FOR the candidates for Director named above; FOR the continuation of the Annual Incentive Plan; FOR the continuation of the Long Term Incentive Plan; and FOR approval of the compensation of our named executive officers.

This proxy should be dated, signed by the shareholder(s) and returned promptly to us in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

Date: , 2014